EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC. The offering statement was originally filed by RSE Collection, LLC on June 30, 2017 and has been amended by RSE Collection, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on August 10, 2017.

Different series of RSE Collection, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Collection, LLC under the offering statement, as amended and qualified. Each such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional series of RSE Collection, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 22 amends the Post-Qualification Offering Circular No. 21 of RSE Collection LLC, dated June 19, 2020, as qualified on June 30, 2020, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 22

SUBJECT TO COMPLETION; DATED SEPTEMBER 28, 2020

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #69BM1	Per Unit	$57.50		$57.50
	Total Minimum	$103,500		$103,500
	Total Maximum	$115,000		$115,000

Series #85FT1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #88LJ1	Per Unit	$67.50		$67.50
	Total Minimum	$121,500		$121,500
	Total Maximum	$135,000		$135,000

Series #55PS1	Per Unit	$212.50		$212.50
	Total Minimum	$382,500		$382,500
	Total Maximum	$425,000		$425,000

Series #95BL1	Per Unit	$59.25		$59.25
	Total Minimum	$106,650		$106,650
	Total Maximum	$118,500		$118,500

Series #89PS1	Per Unit	$82.50	$82.50
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #90FM1	Per Unit	$8.25	$8.25
	Total Minimum	$14,850	$14,850
	Total Maximum	$16,500	$16,500

Series #83FB1	Per Unit	$70.00	$70.00
	Total Minimum	$315,000	$315,000
	Total Maximum	$350,000	$350,000

Series #98DV1	Per Unit	$65.00	$65.00
	Total Minimum	$117,000	$117,000
	Total Maximum	$130,000	$130,000

Series #06FS1	Per Unit	$39.80	$39.80
	Total Minimum	$174,125	$174,125
	Total Maximum	$209,000	$209,000

Series #93XJ1	Per Unit	$99.00	$99.00
	Total Minimum	$445,500	$445,500
	Total Maximum	$495,000	$495,000

Series #02AX1	Per Unit	$54.00	$54.00
	Total Minimum	$97,200	$97,200
	Total Maximum	$108,000	$108,000

Series #99LE1	Per Unit	$34.75	$34.75
	Total Minimum	$62,550	$62,550
	Total Maximum	$69,500	$69,500

Series #91MV1	Per Unit	$19.00	$19.00
	Total Minimum	$34,200	$34,200
	Total Maximum	$38,000	$38,000

Series #92LD1	Per Unit	$55.00	$55.00
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #94DV1	Per Unit	$28.75	$28.75
	Total Minimum	$51,750	$51,750
	Total Maximum	$57,500	$57,500

Series #00FM1	Per Unit	$24.75	$24.75
	Total Minimum	$44,550	$44,550
	Total Maximum	$49,500	$49,500

Series #72MC1	Per Unit	$62.25	$62.25
	Total Minimum	$112,050	$112,050
	Total Maximum	$124,500	$124,500

Series #06FG1	Per Unit	$64.00	$64.00
	Total Minimum	$288,000	$288,000
	Total Maximum	$320,000	$320,000

Series #11BM1	Per Unit	$42.00	$42.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #80LC1	Per Unit	$127.00	$127.00
	Total Minimum	$571,500	$571,500
	Total Maximum	$635,000	$635,000

Series #02BZ1	Per Unit	$65.00	$65.00
	Total Minimum	$175,500	$175,500
	Total Maximum	$195,000	$195,000

Series #88BM1	Per Unit	$47.00	$47.00
	Total Minimum	$126,900	$126,900
	Total Maximum	$141,000	$141,000

Series #63CC1	Per Unit	$63.00	$63.00
	Total Minimum	$113,400	$113,400
	Total Maximum	$126,000	$126,000

Series #76PT1	Per Unit	$63.30	$63.30
	Total Minimum	$170,910	$170,910
	Total Maximum	$189,900	$189,900

Series #75RA1	Per Unit	$28.00	$28.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #65AG1	Per Unit	$89.25	$89.25
	Total Minimum	$160,650	$160,650
	Total Maximum	$178,500	$178,500

Series #93FS1	Per Unit	$68.75	$68.75
	Total Minimum	$123,750	$123,750
	Total Maximum	$137,500	$137,500

Series 2003 Porsche 911 GT2	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #61JE1	Per Unit	$82.00	$82.00
	Total Minimum	$221,400	$221,400
	Total Maximum	$246,000	$246,000

Series #90MM1	Per Unit	$5.32	$5.32
	Total Minimum	$23,940	$23,940
	Total Maximum	$26,600	$26,600

Series #65FM1	Per Unit	$41.25	$41.25
	Total Minimum	$74,250	$74,250
	Total Maximum	$82,500	$82,500

Series #88PT1	Per Unit	$30.00	$30.00
	Total Minimum	$54,990	$54,990
	Total Maximum	$66,000	$66,000

Series #94LD1	Per Unit	$119.50	$119.50
	Total Minimum	$537,750	$537,750
	Total Maximum	$597,500	$597,500

Series #99SS1	Per Unit	$137.50	$137.50
	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #94FS1	Per Unit	$72.50	$72.50
	Total Minimum	$116,000	$116,000
	Total Maximum	$145,000	$145,000

Series #61MG1	Per Unit	$68.00	$68.00
	Total Minimum	$306,000	$306,000
	Total Maximum	$340,000	$340,000

Series #92CC1	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #89FT1	Per Unit	$45.00	$45.00
	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #80PN1	Per Unit	$9.60	$9.60
	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #89FG2	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #88LL1	Per Unit	$146.00	$146.00
	Total Minimum	$233,600	$233,600
	Total Maximum	$292,000	$292,000

Series 1990 Mercedes 190E 2.5-16 Evo II	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #03SS1	Per Unit	$125.00	$125.00
	Total Minimum	$300,000	$300,000
	Total Maximum	$375,000	$375,000

Series 1972 Ferrari 365 GTC/4	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #95FF1	Per Unit	$60.00	$60.00
	Total Minimum	$96,000	$96,000
	Total Maximum	$120,000	$120,000

Series #82AB1	Per Unit	$58.86	$58.86
(4)	Total Minimum	$103,600	$103,600
	Total Maximum	$129,500	$129,500

Series #12MM1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #55MG1	Per Unit	$1,250.00	$1,250.00
(4)	Total Minimum	$1,000,000	$1,000,000
	Total Maximum	$1,250,000	$1,250,000

Series #65PT1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #73FD1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$228,000	$228,000
	Total Maximum	$285,000	$285,000

Series #76FG1	Per Unit	$37.00	$37.00
(4)	Total Minimum	$148,000	$148,000
	Total Maximum	$185,000	$185,000

Series #89NG1	Per Unit	$26.67	$26.67
(4)	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #90FF1	Per Unit	$410.00	$410.00
(4)	Total Minimum	$984,000	$984,000
	Total Maximum	$1,230,000	$1,230,000

Series #95BE1	Per Unit	$170.00	$170.00
(4)	Total Minimum	$680,000	$680,000
	Total Maximum	$850,000	$850,000

Series #67FG1	Per Unit	$208.33	$208.33
(4)	Total Minimum	$500,000	$500,000
	Total Maximum	$625,000	$625,000

Series #67CC1	Per Unit	$100.00	$100.00
(4)	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #91GS1	Per Unit	$7.90	$7.90
(4)	Total Minimum	$34,760	$34,760
	Total Maximum	$43,450	$43,450

Series #67FS1	Per Unit	$48.75	$48.75
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #72PT1	Per Unit	$110.00	$110.00
(4)	Total Minimum	$176,000	$176,000
	Total Maximum	$220,000	$220,000

Series #08TR1	Per Unit	$20.00	$20.00
(4)	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #63PT1	Per Unit	$70.00	$70.00
(4)	Total Minimum	$123,200	$123,200
	Total Maximum	$154,000	$154,000

Series #55MS1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$171,600	$171,600
	Total Maximum	$214,500	$214,500

Series #67MS1	Per Unit	$80.00	$80.00
(4)	Total Minimum	$128,000	$128,000
	Total Maximum	$160,000	$160,000

Series #99FF1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #69PN1	Per Unit	$19.00	$19.00
(4)	Total Minimum	$76,000	$76,000
	Total Maximum	$95,000	$95,000

Series #90FT1	Per Unit	$41.25	$41.25
(4)	Total Minimum	$66,000	$66,000
	Total Maximum	$82,500	$82,500

Series #91JX1	Per Unit	$310.00	$310.00
(4)	Total Minimum	$1,240,000	$1,240,000
	Total Maximum	$1,550,000	$1,550,000

Series #87FF1	Per Unit	$129.80	$129.80
(4)	Total Minimum	$114,224	$114,224
	Total Maximum	$142,780	$142,780

Series #72FG1	Per Unit	$63.00	$63.00
(4)	Total Minimum	$276,000	$276,000
	Total Maximum	$345,000	$345,000

Series #99FG1	Per Unit	$66.25	$66.25
(4)	Total Minimum	$116,600	$116,600
	Total Maximum	$145,750	$145,750

Series #91DP1	Per Unit	$79.50	$79.50
(4)	Total Minimum	$318,000	$318,000
	Total Maximum	$397,500	$397,500

Series #89FG1	Per Unit	$27.50	$27.50
(4)	Total Minimum	$88,000	$88,000
	Total Maximum	$110,000	$110,000

Series #66AV1	Per Unit	$161.67	$161.67
(4)	Total Minimum	$388,000	$388,000
	Total Maximum	$485,000	$485,000

Series #99LD1	Per Unit	$172.50	$172.50
(4)	Total Minimum	$276,000	$276,000
	Total Maximum	$345,000	$345,000

Series #64AD1	Per Unit	$189.00	$189.00
(4)	Total Minimum	$756,000	$756,000
	Total Maximum	$945,000	$945,000

Series #95FM1	Per Unit	$230.00	$230.00
(4)	Total Minimum	$368,000	$368,000
	Total Maximum	$460,000	$460,000

Series #61JC1	Per Unit	$65.00	$65.00
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #94BE1	Per Unit	$200.00	$200.00
(4)	Total Minimum	$800,000	$800,000
	Total Maximum	$1,000,000	$1,000,000

Series #79PT1	Per Unit	$77.50	$77.50
(4)	Total Minimum	$124,000	$124,000
	Total Maximum	$155,000	$155,000

Series #68CC1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #78MM1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$78,000	$78,000
	Total Maximum	$97,500	$97,500

Series #81DD1	Per Unit	$24.00	$24.00
(4)	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #98AX1	Per Unit	$110.00	$110.00
(4)	Total Minimum	$88,000	$88,000
	Total Maximum	$110,000	$110,000

Series #08MS1	Per Unit	$106.67	$106.67
(4)	Total Minimum	$256,000	$256,000
	Total Maximum	$320,000	$320,000

Series #11FG1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$456,000	$456,000
	Total Maximum	$570,000	$570,000

Series #06FG2	Per Unit	$97.50	$97.50
(4)	Total Minimum	$312,000	$312,000
	Total Maximum	$390,000	$390,000

Series #74AM1	Per Unit	$15.60	$15.60
(4)	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #74PN1	Per Unit	$20.50	$20.50
(4)	Total Minimum	$65,600	$65,600
	Total Maximum	$82,000	$82,000

Series #74AV1	Per Unit	$27.50	$27.50
(4)	Total Minimum	$44,000	$44,000
	Total Maximum	$55,000	$55,000

Series #93MR1	Per Unit	$29.75	$29.75
(4)	Total Minimum	$47,600	$47,600
	Total Maximum	$59,500	$59,500

Series #91AX1	Per Unit	$50.00	$50.00
(4)	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #71DZ1	Per Unit	$30.00	$30.00
(4)	Total Minimum	$96,000	$96,000
	Total Maximum	$120,000	$120,000

Series #84PN1	Per Unit	$9.25	$9.25
(4)	Total Minimum	$29,600	$29,600
	Total Maximum	$37,000	$37,000

Series #82AV1	Per Unit	$59.50	$59.50
	Total Minimum	$238,000	$238,000
	Total Maximum	$297,500	$297,500

Series #69CC1	Per Unit	$55.00	$55.00
(4)	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #64VP1	Per Unit	$16.00	$16.00
(4)	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #93PN1	Per Unit	$46.00	$46.00
(4)	Total Minimum	$73,600	$73,600
	Total Maximum	$92,000	$92,000

Series #74DP1	Per Unit	$42.00	$42.00
(4)	Total Minimum	$134,400	$134,400
	Total Maximum	$168,000	$168,000

Series #93FM1	Per Unit	$8.50	$8.50
(4)	Total Minimum	$34,000	$34,000
	Total Maximum	$42,500	$42,500

Series #63VK1	Per Unit	$15.00	$15.00
(4)	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”)and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on March 2, 2018, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

(4) Amounts for Series (as defined below) are subject to final execution of purchase option agreements or purchase agreements.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Markets, Inc., a Delaware corporation (the “Manager”). RSE Markets will also serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets (as defined below) in accordance with each Series’ asset management agreement.

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, collectively referred to as “Automobile Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets,” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection  at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

EXPLANATORY NOTE1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR3

INTERESTS IN SERIES COVERED BY THIS AMENDMENT4

RISK FACTORS11

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION28

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE43

MANAGEMENT53

COMPENSATION61

PRINCIPAL INTEREST HOLDERS62

FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-10717) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No. 21 including the section s bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 21.

2.Part II of the Post-Qualification Amendment to Offering Circular No. 20 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

●Cautionary Note Regarding Forward-Looking Statements

●Trademarks and Trade Names

●Additional Information

●Offering Summary

●Potential Conflicts of Interest

●Dilution

●Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 20.

●Description of the Business

●Description of Interests Offered

●Material United States Tax Considerations

●Where to Find Additional Information

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

4

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#77LE1 / Series #77LE1 (5)		1977 Lotus Esprit S1	Upfront Purchase	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443	7/28/2020
#69BM1 / Series Boss Mustang	8/10/2017	1969 Ford Mustang Boss 302	Upfront Purchase	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986	6/30/2020
#85FT1 / Series Ferrari Testarossa	9/14/2017	1985 Ferrari Testarossa	Upfront Purchase	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	($17,859)	6/23/2020
#88LJ1 / Series Lamborghini Jalpa	9/14/2017	1988 Lamborghini Jalpa	Upfront Purchase	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578	7/14/2020
#55PS1 / Series Porsche Speedster	9/14/2017	1955 Porsche 356 Speedster	Purchase Option Agreement	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	($3,357)	9/15/2020
#95BL1 / Series BMW M3 Lightweight	5/24/2018	1995 BMW E36 M3 Lightweight	Upfront Purchase	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	($444)	6/23/2020
#89PS1 / Series Porsche 911 Speedster	7/20/2018	1989 Porsche 911 Speedster	Purchase Agreement	Closed	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$1,771	7/28/2020
#90FM1 / Series Ford Mustang 7-Up Edition	7/20/2018	1990 Ford Mustang 7Up Edition	Purchase Agreement	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464	8/18/2020
#83FB1 / Series Ferrari 512	3/29/2018	1983 Ferrari 512 BBi	Purchase Option Agreement	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162	9/1/2020
#98DV1 / Series Dodge Viper GTS-R	9/17/2018	1998 Dodge Viper GTS-R	Upfront Purchase	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314	9/8/2020
#06FS1 / Series Ferrari F430 Spider	9/17/2018	2006 Ferrari F430 Spider "Manual"	Purchase Option Agreement	Sold -$227,500 Acquisition Offer Accepted on 05/10/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000	($8,327)	5/23/2019
#93XJ1 / Series Jaguar XJ220	3/29/2018	1993 Jaguar XJ220	Purchase Option Agreement	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	($7,373)	8/4/2020
#02AX1 / Series Acura NSX-T	11/16/2018	2002 Acura NSX-T	Upfront Purchase	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944	9/22/2020
#99LE1 / Series Lotus Sport 350	11/16/2018	1999 Lotus Esprit Sport 350	Upfront Purchase	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770	8/25/2020
#91MV1 / Series Mitsubishi VR4	11/16/2018	1991 Mitsubishi 3000GT VR4	Upfront Purchase	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600	7/21/2020
#92LD1 / Series Lancia Martini 5	11/16/2018	1992 Lancia Delta Integrale Evo "Martini 5"	Upfront Purchase	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219	9/1/2020
#94DV1 / Series Dodge Viper RT/10	11/16/2018	1994 Dodge Viper RT/10	Purchase Option Agreement	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841	7/7/2020
#00FM1 / Series Ford Mustang Cobra R	12/6/2018	2000 Ford Mustang Cobra R	Upfront Purchase	Sold -$60,000 Acquisition Offer Accepted on 04/15/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500	$965	4/24/2019

#72MC1 / Series Mazda Cosmo Sport	12/6/2018	1972 Mazda Cosmo Sport Series II	Purchase Agreement	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474	9/15/2020
#06FG1 / Series Ford GT	12/6/2018	2006 Ford GT	Purchase Agreement	Closed	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198	8/18/2020
#11BM1 / Series BMW 1M	12/6/2018	2011 BMW 1M	Purchase Option Agreement	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517	6/23/2020
#80LC1 / Series Lamborghini Countach LP400 S Turbo	9/17/2018	1980 Lamborghini Countach LP400 S Turbo	Purchase Agreement	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216	8/25/2020
#02BZ1 / Series BMW Z8	12/6/2018	2002 BMW Z8	Purchase Agreement	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620	7/21/2020
#88BM1 / Series BMW E30 M3	12/6/2018	1988 BMW E30 M3	Upfront Purchase	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226	9/1/2020
#63CC1 / Series Corvette Split Window	3/6/2019	1963 Chevrolet Corvette Split Window	Upfront Purchase	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553	8/11/2020
#76PT1 / Series Porsche Turbo Carrera	3/6/2019	1976 Porsche 911 Turbo Carrera	Upfront Purchase	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793	7/7/2020
#75RA1 / Series Renault Alpine A110	3/6/2019	1975 Renault Alpine A110 1300	Purchase Agreement	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732	7/14/2020
#65AG1 / Series Alfa Romeo Giulia SS	3/6/2019	1965 Alfa Romeo Giulia Sprint Speciale	Upfront Purchase	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903	9/8/2020
#93FS1 / Series Ferrari 348TS SS	3/6/2019	1993 Ferrari 348TS Serie Speciale	Purchase Option Agreement	Closed	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272	7/14/2020
2003 Porsche 911 GT2				Cancelled / Underlying Asset Sold Pre-Offering
#61JE1 / Series Jaguar E-Type	3/6/2019	1961 Jaguar E-Type	Upfront Purchase	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858	7/7/2020
#90MM1 / Series Mazda Miata	3/6/2019	1990 Mazda Miata MX-5	Purchase Option Agreement	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918	7/21/2020
#65FM1 / Series Mustang Fastback	3/6/2019	1965 Ford Mustang 2+2 Fastback	Purchase Agreement	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966	8/25/2020
#88PT1 / Series Porsche 944 Turbo S	11/16/2018	1988 Porsche 944 Turbo S	Purchase Option Agreement	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	($2,214)	7/28/2020
#94LD1 / Series Lamborghini Diablo Jota	12/6/2018	1994 Lamborghini Diablo SE30 Jota	Purchase Agreement	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251	8/4/2020
#99SS1 / Series Shelby Series 1	8/9/2019	1999 Shelby Series 1	Upfront Purchase	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815	7/21/2020
#94FS1 / Series Ferrari 348 Spider	8/9/2019	1994 Ferrari 348 Spider	Purchase Agreement	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669	8/11/2020
#61MG1 / Series Maserati 3500GT	3/6/2019	1961 Maserati 3500GT	Purchase Agreement	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613	8/18/2020
#92CC1 / Series Corvette ZR1	8/9/2019	1992 Chevrolet Corvette ZR1	Purchase Option Agreement	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875	8/4/2020
#89FT1 / Series 1989 Ferrari Testarossa	8/9/2019	1989 Ferrari Testarossa	Purchase Option Agreement	Closed	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	($400)	6/30/2020

#80PN1 / Series 1980 Porsche 928	10/23/2019	1980 Porsche 928	Upfront Purchase	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	($4,030)	6/16/2020
#89FG2 / Series 1989 Ferrari 328 II	10/23/2019	1989 Ferrari 328 GTS	Upfront Purchase	Closed	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719	9/22/2020
#88LL1 / Series Lamborghini LM002	8/9/2019	1988 Lamborghini LM002	Purchase Option Agreement	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115	9/22/2020
1990 Mercedes 190E 2.5-16 Evo II				Cancelled / Underlying Asset Sold Pre-Offering
#03SS1 / Series Saleen S7	12/9/2019	2003 Saleen S7	Upfront Purchase	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000	$29,638
1972 Ferrari 365 GTC/4				Cancelled / Underlying Asset Sold Pre-Offering
#95FF1 / Series Ferrari 355 Spider	12/9/2019	1995 Ferrari 355 Spider	Upfront Purchase	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$60.00	1,600 / 2,000	$96,000 / $120,000	$4,500
#82AB1 / Series Alpina B6	11/16/2018	1982 Alpina B6 2.8	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$58.86	1,760 / 2,200	$103,600 / $129,500	$13,110
#12MM1 / Series McLaren MP4-12C	3/6/2019	2012 McLaren MP4-12C	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$62.50	1,600 / 2,000	$100,000 / $125,000	$5,794
#55MG1 / Series Mercedes 300SL	8/9/2019	1955 Mercedes-Benz 300SL	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$1,250.00	800 / 1,000	$1,000,000 / $1,250,000	$16,325
#65PT1 / Series Porsche 356 SC	8/9/2019	1965 Porsche 356 SC	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$67.50	1,600 / 2,000	$108,000 / $135,000	$8,838
#73FD1 / Series Ferrari Dino GTS	8/9/2019	1973 Ferrari 246 Dino GTS	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$142.50	1,600 / 2,000	$228,000 / $285,000	$13,213
#76FG1 / Series Ferrari 308 Vetroresina	8/9/2019	1976 Ferrari 308 GTB	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$37.00	4,000 / 5,000	$148,000 / $185,000	$3,133
#89NG1 / Series Nissan GT-R	8/9/2019	1989 Nissan GT-R Skyline	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$26.67	2,400 / 3,000	$64,000 / $80,000	$3,900
#90FF1 / Series Ferrari F40	8/9/2019	1990 Ferrari F40	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$410.00	2,400 / 3,000	$984,000 / $1,230,000	$65,175
#95BE1 / Series Bugatti EB110	8/9/2019	1995 Bugatti EB110	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$170.00	4,000 / 5,000	$680,000 / $850,000	$49,525
#67FG1 / Series 1967 Ferrari 330 GTC	9/11/2019	1967 Ferrari 330 GTC	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$208.33	2,400 / 3,000	$500,000 / $625,000	$30,263

#67CC1 / Series 1967 Chevrolet Corvette	9/11/2019	1967 Chevrolet Corvette 427/435 L71	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$100.00	1,600 / 2,000	$160,000 / $200,000	$11,200
#91GS1 / Series GMC Syclone	10/23/2019	1991 GMC Syclone	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$7.90	4,400 / 5,500	$34,760 / $43,450	$5,653
#67FS1 / Series Ford Shelby GT500	10/23/2019	1967 Ford Shelby GT500	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$48.75	3,200 / 4,000	$156,000 / $195,000	$17,788
#72PT1 / Series 1972 911S Targa	10/23/2019	1972 Porsche 911S Targa	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$110.00	1,600 / 2,000	$176,000 / $220,000	$5,850
#08TR1 / Series 2008 Tesla Signature 100 Roadster	10/23/2019	2008 Tesla Signature 100 Roadster	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$20.00	4,000 / 5,000	$80,000 / $100,000	$17,950
#63PT1 / Series Porsche 356 Super 90	10/23/2019	1963 Porsche 356 Super 90	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$70.00	1,760 / 2,200	$123,200 / $154,000	$12,250
#55MS1 / Series Mercedes 190SL	10/23/2019	1955 Mercedes-Benz 190SL	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$97.50	1,760 / 2,200	$171,600 / $214,500	$6,288
#67MS1 / Series Mercedes-Benz 250SL	10/23/2019	1967 Mercedes-Benz 250SL 5-Speed	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$80.00	1,600 / 2,000	$128,000 / $160,000	$12,900
#99FF1 / Series 1999 Ferrari F355	10/23/2019	1999 Ferrari 355	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$62.50	1,760 / 2,200	$110,000 / $137,500	$6,763
#69PN1 / Series 1969 Porsche 912	10/23/2019	1969 Porsche 912	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$19.00	4,000 / 5,000	$76,000 / $95,000	$9,788
#90FT1 / Series 1990 Ferrari Mondial t	10/23/2019	1990 Ferrari Mondial t	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$41.25	1,600 / 2,000	$66,000 / $82,500	$5,256
#91JX1 / Series Jaguar XJR-15	12/9/2019	1991 Jaguar XJR-15	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$310.00	4,000 / 5,000	$1,240,000 / $1,550,000	$22,875
#87FF1 / Series Ferrari 412	5/6/2020	1987 Ferrari 412	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$129.80	880 / 1,100	$114,224 / $142,780	$12,603
#72FG1 / Series Ferrari 365 GTC/4	5/6/2020	1972 Ferrari 365 GTC/4	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$63.00	4,381 / 5,476	$276,000 / $345,000	$27,356
#99FG1 / Series Ferrari 456M GT	5/6/2020	1999 Ferrari 456M GT	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$66.25	1,760 / 2,200	$116,600 / $145,750	$5,815

#91DP1 / Series DeTomaso Pantera	5/6/2020	1991 DeTomaso Pantera Si	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$79.50	4,000 / 5,000	$318,000 / $397,500	$15,362
#89FG1 / Series Ferrari 328 GTS	5/6/2020	1989 Ferrari 328 GTS	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$27.50	3,200 / 4,000	$88,000 / $110,000	$9,363
#66AV1 / Series Aston Martin DB6 Vantage	5/6/2020	1966 Aston Martin DB6 Vantage	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$161.67	2,400 / 3,000	$388,000 / $485,000	$21,413
#99LD1 / Series Lamborghini VT Roadster	5/6/2020	1999 Lamborghini VT Roadster	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$172.50	1,600 / 2,000	$276,000 / $345,000	$13,863
#64AD1 / Series Aston Martin DB5	5/6/2020	1964 Aston Martin DB5	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$189.00	4,000 / 5,000	$756,000 / $945,000	$21,163
#95FM1 / Series Ferrari 512 M	5/6/2020	1995 Ferrari 512 M	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$230.00	1,600 / 2,000	$368,000 / $460,000	$27,150
#61JC1 / Series 1961 Jaguar E-Type Coupe	5/6/2020	1961 Jaguar E-Type FHC	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$65.00	2,400 / 3,000	$156,000 / $195,000	$11,288
#94BE1 / Series 1994 Bugatti EB110 SS	5/6/2020	1994 EB110 SS Dauer SportWagen S	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$200.00	4,000 / 5,000	$800,000 / $1,000,000	$38,700
#79PT1 / Series 1979 Porsche 930 Turbo	5/6/2020	1979 Porsche 930 Turbo	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$77.50	1,600 / 2,000	$124,000 / $155,000	$7,334
#68CC1 / Series 1968 Chevrolet Corvette	5/6/2020	1968 Chevrolet Corvette	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$67.50	1,600 / 2,000	$108,000 / $135,000	$11,763
#78MM1 / Series 1978 Maserati Merak	5/6/2020	1978 Maserati Merak	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$97.50	800 / 1,000	$78,000 / $97,500	$4,994
#81DD1 / Series 1981 DeLorean DMC-12	5/6/2020	1981 DeLorean DMC-12	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$24.00	2,400 / 3,000	$57,600 / $72,000	$5,019
#98AX1 / Series 1998 Acura NSX	5/6/2020	1998 Acura NSX	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$110.00	800 / 1,000	$88,000 / $110,000	$7,363
#08MS1 / Series Mercedes-Benz SLR McLaren	5/6/2020	2008 Mercedes-Benz SLR McLaren	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$106.67	2,400 / 3,000	$256,000 / $320,000	$7,600
#11FG1 / Series Ferrari 599 GTO	5/6/2020	2011 Ferrari 599 GTO	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$142.50	3,200 / 4,000	$456,000 / $570,000	$26,225

#06FG2 / Series 2006 Ford GT Heritage	5/6/2020	2006 Ford GT Heritage	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$97.50	3,200 / 4,000	$312,000 / $390,000	$16,375
#74AM1 / Series Alfa Romeo Montreal	5/6/2020	1974 Alfa Romeo Montreal	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$15.60	4,000 / 5,000	$62,400 / $78,000	$4,535
#74PN1 / Series 1974 Porsche 911	5/6/2020	1974 Porsche 911	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$20.50	3,200 / 4,000	$65,600 / $82,000	$3,465
#74AV1 / Series 1974 Alfa Romeo GTV	5/6/2020	1974 Alfa Romeo GTV	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$27.50	1,600 / 2,000	$44,000 / $55,000	$4,650
#93MR1 / Series Mazda RX-7	5/6/2020	1993 Mazda RX-7	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$29.75	1,600 / 2,000	$47,600 / $59,500	$1,305
#91AX1 / Series Acura NSX	6/30/2020	1991 Acura NSX	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$50.00	2,400 / 3,000	$120,000 / $150,000	$2,475
#71DZ1 / Series Datsun 240Z	6/30/2020	1971 Datsun 240Z	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$30.00	3,200 / 4,000	$96,000 / $120,000	$4,200
#84PN1 / Series Porsche 944	6/30/2020	1984 Porsche 944	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$9.25	3,200 / 4,000	$29,600 / $37,000	$1,430
#82AV1 / Series Aston Martin Oscar India	6/30/2020	1982 Aston Martin V8 Vantage 'Oscar India'	Upfront Purchase	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$59.50	4,000 / 5,000	$238,000 / $297,500	$3,911
#69CC1 / Series COPO Camaro	6/30/2020	1969 Chevrolet COPO Camaro	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$55.00	2,400 / 3,000	$132,000 / $165,000	$5,213
#64VP1 / Series Volvo P1800	6/30/2020	1964 Volvo P1800	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$16.00	2,400 / 3,000	$38,400 / $48,000	$2,120
#93PN1 / Series Porsche 968 CS	6/30/2020	1993 Porsche 968 CS	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$46.00	1,600 / 2,000	$73,600 / $92,000	$3,490
#74DP1 / Series Pantera GTS	6/30/2020	1974 Detomaso Pantera GTS	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$42.00	3,200 / 4,000	$134,400 / $168,000	$2,160
#93FM1 / Series Mustang Feature Edition	6/30/2020	1993 Ford Mustang Feature Edition	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$8.50	4,000 / 5,000	$34,000 / $42,500	$1,375
#63VK1 / Series Volkswagen Karmann Ghia	6/30/2020	1963 Volkswagen Karmann Ghia	Purchase Option Agreement (4)	Upcoming	Q4 2020 or Q1 2021	Q4 2020 or Q1 2021	$15.00	2,400 / 3,000	$36,000 / $45,000	$3,150

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non - “accredited investors.”

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(6)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities. An active market in which Investors can resell their Interests may not develop.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), which is a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests are infrequent, occurring with respect to any Series no more than every 30 to 90 days, and short, lasting only one or two days. There is no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that the broker will continue to provide these services or that the Company or its Managing Member will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale through the Liquidity Platform. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop through the Liquidity Platform or otherwise, the market price of the Interests could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in August 2016 and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Automobile Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. One business that is affiliated with the Company, has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could the materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for RSE Markets to maintain the Platform.  As the Manager and Asset Manager have only been in existence since April 2016, respectively, and are an early-stage startup company, it has no significant operating history. Further, while the Asset Manager is also the Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business model in the collectible and memorabilia asset class, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Asset Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-

party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or Trading Windows, through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests. This was the case for example for Interests offered in Series #94DV1 Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the Interests would in large part depend on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and has been declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 impacts our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease to the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, in whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting and our management has identified a material weakness. If our remediation of such material weakness is not effective, or we identify additional material weaknesses or other adverse findings in the future, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting and are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Nevertheless, we periodically assess our internal controls over financial reporting.  If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

Management identified classification errors in its previously filed statements of cash flows for the year ended December 31, 2018. Management, along  with its independent registered public accounting  firm identified a material weakness in the internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements  will not be prevented or detected on a timely basis. The material weakness management identified specifically related to the operation of certain review controls over the preparation of the 2018 statements of cash flows. The deficiency resulted in the restatement of the Company’s statement of cash flows for the year ended December 31, 2018.

In order to remediate the material weakness, Management has taken steps to improve our overall processes and controls. Management is committed to maintaining a strong internal control environment and believes this remediation effort will represent an improvement in existing controls. As we continue to evaluate and work to improve our internal controls over financial reporting, we may determine to take additional measures to address control deficiencies.

If our remediation efforts are insufficient to address the identified material weakness or if additional material weaknesses in internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result our financial statements may contain material misstatements or omissions.

If a regulator determines that the activities of either the Manager or Asset Manager require its registration as a broker-dealer, the Asset Manager or Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If a regulatory authority determines that the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Asset Manager or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If at any time regulators deem the Liquidity Platform a securities exchange or alternative trading system this may require us to cease operating the Platform and will materially and adversely affect your ability to transfer your Interests.

Regulators may determine that the Liquidity Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange under the Exchange Act.  While we do not believe that the Liquidity Platform is a securities exchange, if it is deemed to be a securities exchange then we would be required to register as a securities exchange or qualify as an alternative trading system, either of which would significantly increase the overhead of the Asset Manager and could cause the Asset Manager to wind down the Platform.  Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors,” there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non - “accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code (as described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy including the recent COVID-19 pandemic and the availability of desirable Automobile Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Automobile Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests Popularity within categories of the broader market (e.g. imports or domestic) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. prewar or post war), and consequently the value of the Interests. The value of such Automobile Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Automobile Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g. American muscle cars).  Demand for high value Automobile Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector and enthusiast communities resulting in changes of which Automobile Assets are most sought after.  Demand for Automobile Assets may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as the availability and cost of financing, prices of parts and components, insurance, storage, transport, fuel costs and governmental regulations, including tariffs, import regulation and other taxes, including taxes on collectible goods, resulting in limitations to the use of collectible automobiles or collectible goods more generally.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Automobile Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants depending on the actual asset.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses may play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as art or wine, who may decide to enter the Asset Class as well.

Dependence on the brand of the manufacturer of Underlying Assets.

The Underlying Assets of the Company will consist of Automobile Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible automobiles or parts), or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In particular, the Company does not have the complete ownership history of the Series Boss Mustang from the original sale of the vehicle in 1969 to the purchase of the Series Boss Mustang by the Company in 2016.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

 Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Potentially high storage, maintenance and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment and inability to source original parts.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”)).  For example, the Company undertook various refurbishments to the Series Lamborghini Jalpa as described in the “Description of the Series Lamborghini Jalpa” section and the Series Jaguar XJ220 as described in the “Description of the Series Jaguar XJ220.”  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or in authentic parts may decrease the value of the Underlying Asset.

Dependence of an Underlying Asset on prior user or association.

The value of an Underlying Asset of the Company may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films (prior to or following the acquisition of the Underlying Asset by the Company). For example, we believe the 911 Speedster has additional value due to its prior ownership by Jerry Seinfeld.  In the event that such person or group loses public affection, then this may adversely impact the value of the Underlying Asset and therefore, the Series of Interests that relate to such Underlying Asset.

Underlying Assets may not be held long term

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of shareholders, the Underlying Asset would be sold, exited from the Platform with proceeds of the sale distributed to its Series’ Interest Holders, as was the case for Series #00FM1 Interests. Even though the Advisory Board deems the sale to generally beneficial to the majority of shareholders, there might be unique circumstances where not all shareholders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in late 2017. As such and because of the start-up nature of the Company’s and the Manager’s business, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Managers ability to:

-continue to source high quality Automobile Assets at reasonable prices to securitize through the Platform;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenues until 2021.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in Automobile Assets to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Period from Inception (August 24, 2016) through June 30, 2020

From the Company’s formation in August 2016 through June 30, 2020 we have entered into the agreements and had Closings, as listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans will be repaid from the proceeds of successful Series’ initial Offerings, if necessary. Upon completion of the Offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Automobile Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets during the six-month period ended June 30, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#77LE1 / Series #77LE1 (3)	Upfront Purchase / 09/30/2016	4/13/2017	$69,400	$69,400	$0	$0	$0	0%	$1,028

#69BM1 / Series Boss Mustang	Upfront Purchase / 10/31/2016	2/7/2018	$102,395	$97,395	$5,000	$0	$0	0%	$4,691
#85FT1 / Series Ferrari Testarossa	Upfront Purchase / 06/01/2017	2/15/2018	$172,500	$172,500	$0	$0	$0	0%	$9,242
#88LJ1 / Series Lamborghini Jalpa	Upfront Purchase / 11/23/2016	4/12/2018	$127,176	$119,676	$7,500	$0	$0	0%	$6,332
#55PS1 / Series Porsche Speedster	Purchase Option Agreement / 07/01/2017	6/6/2018	$405,000	$120,000	$165,000	$120,000	$0	0%	$18,275
#95BL1 / Series BMW M3 Lightweight	Upfront Purchase / 05/01/2018	7/12/2018	$112,500	$90,000	$22,500	$0	$0	0%	$3,686
#89PS1 / Series Porsche 911 Speedster	Purchase Agreement / 06/21/2018	7/31/2018	$160,000	$0	$0	$61,000	$99,000	60%	$250
#90FM1 / Series Ford Mustang 7-Up Edition	Purchase Agreement / 07/01/2018	7/31/2018	$14,500	$0	$0	$10,375	$4,125	15%	$461
#83FB1 / Series Ferrari 512	Purchase Option Agreement / 10/31/2017	9/5/2018	$330,000	$0	$0	$330,000	$0	0%	$3,206

#98DV1 / Series Dodge Viper GTS-R	Upfront Purchase / 06/28/2018	10/10/2018	$120,000	$80,000	$40,000	$0	$0	0%	$3,257
#06FS1 / Series Ferrari F430 Spider	Purchase Option Agreement / 10/05/2018	10/19/2018	$192,500	$0	$0	$192,500	$0	0%	$286
#93XJ1 / Series Jaguar XJ220	Purchase Option Agreement / 12/15/2017	11/6/2018	$460,000	$170,000	$290,000	$0	$0	0%	$33,689
#02AX1 / Series Acura NSX-T	Upfront Purchase / 09/19/2018	11/30/2018	$100,000	$100,000	$0	$0	$0	0%	$2,467
#99LE1 / Series Lotus Sport 350	Upfront Purchase / 10/04/2018	12/4/2018	$62,100	$62,100	$0	$0	$0	0%	$2,614
#91MV1 / Series Mitsubishi VR4	Upfront Purchase / 10/12/2018	12/7/2018	$33,950	$0	$33,950	$0	$0	0%	$1,687
#92LD1 / Series Lancia Martini 5	Upfront Purchase / 09/21/2018	12/26/2018	$146,181	$0	$146,181	$0	$0	0%	$12,396

#94DV1 / Series Dodge Viper RT/10	Purchase Option Agreement / 10/04/2018	12/26/2018	$52,500	$0	$52,500	$0	$0	0%	$287
#00FM1 / Series Ford Mustang Cobra R	Upfront Purchase / 10/12/2018	1/4/2019	$43,000	$0	$43,000	$0	$0	0%	$2,774
#72MC1 / Series Mazda Cosmo Sport	Purchase Agreement / 11/01/2018	1/4/2019	$115,000	$0	$0	$65,200	$49,800	40%	$562
#06FG1 / Series Ford GT	Purchase Agreement / 10/23/2018	1/8/2019	$309,000	$0	$309,000	$0	$0	0%	$586
#11BM1 / Series BMW 1M	Purchase Option Agreement / 10/20/2018	1/25/2019	$78,500	$0	$78,500	$0	$0	0%	$1,786
#80LC1 / Series Lamborghini Countach LP400 S Turbo	Purchase Agreement / 08/01/2018	2/8/2019	$610,000	$0	$562,375	$0	$47,625	8%	$3,213
#02BZ1 / Series BMW Z8	Purchase Agreement / 10/18/2018	2/8/2019	$185,000	$0	$185,000	$0	$0	0%	$1,301

#88BM1 / Series BMW E30 M3	Upfront Purchase / 10/18/2018	2/25/2019	$135,000	$0	$135,000	$0	$0	0%	$1,765
#63CC1 / Series Corvette Split Window	Upfront Purchase / 12/06/2018	3/18/2019	$120,000	$0	$120,000	$0	$0	0%	$586
#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$179,065	$0	$0	0%	$4,237
#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$75,000	$0	$0	0%	$1,403
#65AG1 / Series Alfa Romeo Giulia SS	Upfront Purchase / 11/29/2018	4/16/2019	$170,000	$0	$170,000	$0	$0	0%	$286
#93FS1 / Series Ferrari 348TS SS	Purchase Option Agreement / 01/15/2019	4/22/2019	$130,000	$0	$130,000	$0	$0	0%	$1,136
2003 Porsche 911 GT2 / (5)	Purchase Option Agreement / 10/24/2018		$137,000	$0	$137,000	$0	$0	0%	$287
#61JE1 / Series Jaguar E-Type	Upfront Purchase / 12/22/2018	4/26/2019	$235,000	$0	$235,000	$0	$0	0%	$738

#90MM1 / Series Mazda Miata	Purchase Option Agreement / 01/23/2019	4/26/2019	$22,000	$0	$22,000	$0	$0	0%	$1,187
#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$75,000	$0	$0	0%	$1,997
#88PT1 / Series Porsche 944 Turbo S	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$61,875	$0	$0	0%	$1,196
#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$570,000	$0	$0	0%	$2,736
#99SS1 / Series Shelby Series 1	Upfront Purchase / 04/04/2019	9/11/2019	$126,575	$0	$126,575	$0	$0	0%	$3,640
#94FS1 / Series Ferrari 348 Spider	Purchase Agreement / 04/26/2019	9/17/2019	$135,399	$0	$135,399	$0	$0	0%	$3,433
#61MG1 / Series Maserati 3500GT	Purchase Agreement / 12/04/2018	9/30/2019	$325,000	$0	$325,000	$0	$0	0%	$1,090

#92CC1 / Series Corvette ZR1	Purchase Option Agreement / 04/29/2019	10/2/2019	$45,000	$0	$45,000	$0	$0	0%	$1,188
#89FT1 / Series 1989 Ferrari Testarossa	Purchase Option Agreement / 03/20/2019	10/11/2019	$172,500	$0	$172,500	$0	$0	0%	$3,036
#80PN1 / Series 1980 Porsche 928	Upfront Purchase / 10/21/2019	11/6/2019	$45,750	$0	$45,750	$0	$0	0%	$1,638
#89FG2 / Series 1989 Ferrari 328 II	Upfront Purchase / 10/29/2019	11/14/2019	$118,500	$0	$118,500	$0	$0	0%	$1,762
#88LL1 / Series Lamborghini LM002	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$275,000	$0	$0	0%	$3,286
1990 Mercedes 190E 2.5-16 Evo II / (5)	Upfront Purchase / 11/02/2018		$251,992	$0	$251,992	$0	$0	0%	$10,773
#03SS1 / Series Saleen S7	Upfront Purchase / 12/22/2019	9/22/2020	$330,000	$0	$330,000	$0	$0	0%	$3,250
1972 Ferrari 365 GTC/4 / (5)	Purchase Agreement / 05/13/2019		$275,000	$0	$275,000	$0	$0	0%	$1,541

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#95FF1 / Series Ferrari 355 Spider	Upfront Purchase / 11/20/2019	Q4 2020 or Q1 2021	$105,000	$0	$105,000	$0	$0	0%	$4,038
#87FF1 / Series Ferrari 412	Purchase Option Agreement / In Negotiations (4)	Q4 2020 or Q1 2021	$110,000	$0	$11,000	$0	$0	0%	$300
#91DP1 / Series DeTomaso Pantera	Purchase Option Agreement / In Negotiations (4)	Q4 2020 or Q1 2021	$375,000	$0	$0	$0	$0	0%	$600
#82AV1 / Series Aston Martin Oscar India	Upfront Purchase / 12/10/2018	Q4 2020 or Q1 2021	$285,000	$0	$285,000	$0	$0	0%	$1,364
Total for 1/1/2020 -6/30/2020:	New Agreements: 0 Closings: 0		$0	$0	$0	$0	$0	-	$4,680
Total for 1/1/2019 -6/30/2019:	New Agreements: 9 Closings: 14		$1,243,349	$0	$1,877,144	$65,200	$97,425	-	$39,429
Cumulative Total since 2016	New Agreements: 48 Closings: 42		$8,401,858	$1,081,071	$6,352,162	$779,075	$200,550	-	$172,572

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of June 30, 2020. Orange shading represents sale of Series’ Underlying Asset. Includes $624,492 of Purchase Price and $14,120 of Acquisition Expense related to Underlying Assets subsequently sold.

Note: New Agreements and Closings represent only those agreements signed and those Offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

(5)Represents Underlying Asset instead of Series / Series Name

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since June 30, 2020 we have had Closings in connection with each Offering of Series listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of total purchase consideration to the Asset Seller. In addition,

37

there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the Acquisition Expenses listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since June 30, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. The number of agreements entered into and the amount of Acquisition Expenses incurred since June 30, 2020 can be found at the bottom of the table.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#03SS1 / Series Saleen S7	Upfront Purchase / 12/22/2019	9/22/2020	$330,000	$0	$0	$0	$0	0%	$0
Total Since June 30, 2020	New Agreements: 0 Closings: 1		$0	$0	$0	$0	$0	-	$0
Cumulative Total since 2016	New Agreements: 48 Closings: 43		$8,401,858	$1,081,071	$6,352,162	$779,075	$200,550	-	$172,572

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of Series’ Underlying Asset. Includes $330,000 of Purchase Price and $0 of Acquisition Expense related to Underlying Assets subsequently sold.

Note: New Agreements and Closings represent only those agreements signed and those Offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

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Operating Results for the six-month period ended June 30, 2020 vs. 2019

Due to the start-up nature of the Company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. At June 30, 2020, the Company, through the Asset Manager, operated (meaning Underlying Asset fully-owned by the Company or a Series including closed and owned, but not yet launched Offerings) 44 Underlying Assets of which 42 had closed Offerings vs. 40 at June 30, 2019 of which 31 had closed Offerings, an increase of 4 operated Underlying Assets and 11 closed Offerings respectively. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company as at the date of the financial statements. During the six-month period ended June 30, 2020, the Company disposed of 1 Underlying Assets. Additional information can be found in the Master Series Table.

Revenues

Revenues are generated at the Series level. As of June 30, 2020, and 2019, no Series of the Company had generated any revenues directly attributable to the Company or any Series to date. In addition, we do not anticipate the Company or any Series to generate any revenues until 2021.

Operating Expenses

The Company incurred $75,419 in operating expenses in six-month period ended June 30, 2020 vs. $71,700 in 2019, an increase of $3,721 or 5%, related to storage, transportation, insurance, maintenance, marketing and professional services fees associated with the Underlying Assets. The increase was primarily driven by increased costs for additional storage, insurance and professional fees from the Company’s investment in new Underlying Assets. Maintenance costs were not required during the six-month period ended June 30, 2020 or the same period in 2019.

The operating expenses incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the Closing date of the Offering for such Series Interests. For any post-Closing operating expenses incurred and recorded by Series’ of the Company through the six-month period ended June 30, 2020, the Manager has agreed to pay and not be reimbursed for such expenses.

Operating expenses for the Company including all of the Series by category for the six-month period ended June 30, 2020 vs. 2019 are as follows:

Total Operating Expense
	6/30/2020	6/30/2019	Difference	Change
Storage	$37,350	$33,336	$4,014	12%
Transportation	1,100	3,162	(2,062)	(65%)
Insurance	12,469	11,728	741	6%
Professional Fee	24,000	15,206	8,794	58%
Marketing Expense	500	8,268	(7,768)	(94%)
Total Operating Expense	$75,419	$71,700	$3,721	5%

During the six-month period ended June 30, 2019 and the six-month period ended June 30, 2020, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Pre-Closing operating expenses are incurred on the books of the Company and post-Closing operating expenses incurred by each Series with a closed Offering are incurred and recorded on the books of the Series. These are as follows:

Operating Expenses
Applicable Series	Asset	6/30/2020	6/30/2019
#77LE1	1977 Lotus Esprit S1	$1,596	$1,955
#69BM1	1969 Boss 302 Mustang	1,649	2,029
#85FT1	1985 Ferrari Testarossa	1,716	2,100
#88LJ1	1988 Lamborghini Jalpa	1,684	2,053
#55PS1	1955 Porsche Speedster	2,065	2,657
#95BL1	1995 BMW M3 Lightweight	1,645	2,012
#89PS1	1989 Porsche 911 Speedster	1,713	912
#90FM1	1990 Ford Mustang 7Up Edition	1,518	1,911
#83FB1	1983 Ferrari 512 BBi	1,931	2,417
#98DV1	1998 Dodge Viper GTS-R	1,656	2,030
#06FS1	2006 Ferrari F430 Spider	-	1,266
#93XJ1	1993 Jaguar XJ220	1,171	1,472
#02AX1	2002 Acura NSX-T	1,629	1,991
#99LE1	1999 Lotus Esprit Sport 350	1,580	1,923
#91MV1	1991 Mitsubishi 3000VT GR4	1,542	1,868
#92LD1	1992 Lancia Delta Martini 5 Evo	1,695	2,841
#94DV1	1994 Dodge Viper RT/10	1,567	1,977
#00FM1	2000 Ford Mustang Cobra R	-	1,057
#72MC1	1972 Mazda Cosmo Sport	1,649	1,964
#06FG1	2006 Ford GT	1,899	2,158
#11BM1	2011 BMW 1M, 6-Speed Manual	1,600	1,328
#80LC1	1980 Lamborghini Countach Turbo	2,328	1,645
#02BZ1	2002 BMW Z8	1,740	1,759
#88BM1	1988 BMW E30 M3	1,673	1,469
#63CC1	1963 Chevrolet Corvette Split Window	1,650	1,232
#76PT1	1976 Porsche 911 Turbo Cabrera	1,726	1,243
#75RA1	1975 Renault Alpine A110 1300	1,598	959
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	1,715	880
#93FS1	1993 Ferrari 348TS Series Speciale	1,679	502
#90MM1	1990 Mazda Miata	1,383	233
#61JE1	1961 Jaguar E-Type	1,818	581
#88PT1	1988 Porsche 944 Turbo S	1,578
#65FM1	1965 Ford Mustang 2+2 Fastback	1,593
#94LD1	1994 Lamborghini Diablo SE30 Jota	2,228
#99SS1	1999 Shelby Series 1	1,659
#94FS1	1994 Ferrari 348 Spider	1,670
#61MG1	1961 Maserati 3500GT	1,914
#92CC1	1992 Chevrolet Corvette ZR1	1,554
#89FT1	1989 Ferrari Testarossa	1,718
#80PN1	1980 Porsche 928	1,556
#89FG2	1989 Ferrari 328 GTS	1,654
#88LL1	1988 Lamborghini LM002	1,849
RSE Collection		7,631	21,276
Total Operating Expenses		$75,419	$71,700

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Solely in the case of the Series listed in the Master Series Table, and which had closed Offerings as of the date of this filing, the Manager has elected to pay for the ongoing operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series. The unreimbursed expenses are accounted for as capital contributions by the Manager.

Interest and Purchase Option Expenses and Financing/Banking Fees

The Company did not incur any interest expenses related to the loans made to the Company by officers of the Manager or third-party lenders during the six-month period ended June 30, 2020 or during the six-month period ended June 30, 2019.

There were no ongoing expenses related to the purchase options for any other Series listed in the Master Series Table during the six-month period ended June 30, 2020.

The Company incurred $90 of wire transfer and other banking related fees during the six-month period ended June 30, 2020.

As detailed further in “Note D – Debt” of the Notes to Financial Statements and Financial Obligations of the Company below, the Asset Manager together with the Company Asset Manager, entered into a $1.5 million line of credit (the “Line of Credit” or “LoC”) with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of Underlying Assets using the LoC, with the Underlying Assets as collateral. On December 20, 2019, the LoC was replaced with a $2.25 million demand note (the “Demand Note” or “DM”) with Upper90. The DM was subsequently expanded to $3.25 million of borrowing capacity on May 15, 2020. The DM allows the Manager to make purchases of Underlying Assets for the Company and the affiliate of the Asset Manager using the DM. The table below outlines the debt balance at June 30, 2020 vs. June 30, 2019, as well as the interest incurred by the manager during the six-month period ended June 30, 2020 and June 30, 2019:

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$ 1,560,000
At 6/30/2020	$ 3,250,000

Asset Acquisitions, Purchase Options and Asset Sales

We typically acquire Underlying Assets through the following methods:

-Upfront purchase – acquired the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Manager.

-Purchase option agreement – enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement – enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement (the “Operating Agreement”), the Company, together with the Company’s advisory board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. During the year ended December 31, 2019 two Underlying Assets, 2006 Ferrari F430 Spider “Manual” and 2000 Ford Mustang Cobra R owned by Series #06FS1 and Series #00FM1 respectively were sold and the Investors in such Series’ were paid out their pro-rata share of the payments received. In certain instances, as was the case with the 2003 Porsche 911 GT2 sold in 2019 and the 1990 Mercedes 190E 2.5-

16 Evo II sold in 2020, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled. For all Series which Underlying Assets are sold, the related Series is subsequently dissolved.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, as listed in the Master Series Table and summarized in the table below.

	# of Assets Sold	Total Value of Assets Sold	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2016-2018	0	$0	18	$2,465,259	11	$2,555,000	6	$1,539,000	35	$6,559,259
Six-Month Ended 6/30/2019	(3)	($372,500)	1	$126,575	6	$706,375	2	$410,399	6	$870,859
Six-Month Ended 12/31/2019	0	$0	4	$302,250	0	$0	0	$0	4	$302,250
Six-Month Ended 6/30/2020	(1)	($251,992)	0	$0	0	$0	0	$0	(1)	($251,992)
Cumulative Total:	(4)	($624,492)	23	$2, 894,084	17	$3,261,375	8	$1,949,399	44	$7,480,376

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C – Related Party Transactions”, “Note D –Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future operating expenses for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of June 30, 2020 vs. December 31, 2019, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	Asset	6/30/2020	12/31/2019
#77LE1	1977 Lotus Esprit S1	$2,780	$2,780
#69BM1	1969 Boss 302 Mustang	4,149	4,149
#55PS1	1955 Porsche Speedster	2,214	2,214
#95BL1	1995 BMW M3 Lightweight	1,000	1,000
#89PS1	1989 Porsche 911 Speedster	1,271	1,271
#90FM1	1990 Ford Mustang 7Up Edition	485	485
#83FB1	1983 Ferrari 512 BBi	2,485	2,485
#98DV1	1998 Dodge Viper GTS-R	2,500	2,500
#06FS1	2006 Ferrari F430 Spider	-	9,152
#93XJ1	1993 Jaguar XJ220	1,485	1,485
#02AX1	2002 Acura NSX-T	1,985	1,985
#99LE1	1999 Lotus Esprit Sport 350	1,985	1,985
#91MV1	1991 Mitsubishi 3000VT GR4	984	984
#92LD1	1992 Lancia Delta Martini 5 Evo	1,853	1,853
#94DV1	1994 Dodge Viper RT/10	1,984	1,984
#00FM1	2000 Ford Mustang Cobra R	-	3,760
#72MC1	1972 Mazda Cosmo Sport	4,989	4,989
#06FG1	2006 Ford GT	2,500	2,500
#11BM1	2011 BMW 1M, 6-Speed Manual	2,000	2,000
#80LC1	1980 Lamborghini Countach Turbo	3,504	3,504
#02BZ1	2002 BMW Z8	3,000	3,000
#88BM1	1988 BMW E30 M3	2,000	2,000
#63CC1	1963 Chevrolet Corvette Split Window	1,999	1,999
#76PT1	1976 Porsche 911 Turbo Cabrera	1,999	1,999
#75RA1	1975 Renault Alpine A110 1300	2,649	2,649
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,700	3,700
#93FS1	1993 Ferrari 348TS Series Speciale	3,050	3,050
#90MM1	1990 Mazda Miata	1,799	1,799
#61JE1	1961 Jaguar E-Type	2,898	2,898
#88PT1	1988 Porsche 944 Turbo S	4,148	4,439
#65FM1	1965 Ford Mustang 2+2 Fastback	2,300	2,300
#94LD1	1994 Lamborghini Diablo SE30 Jota	4,550	4,550
#99SS1	1999 Shelby Series 1	3,064	3,064
#94FS1	1994 Ferrari 348 Spider	2,962	2,962
#61MG1	1961 Maserati 3500GT	4,197	4,197
#92CC1	1992 Chevrolet Corvette ZR1	2,412	2,412
#89FT1	1989 Ferrari Testarossa	1,714	1,714
#80PN1	1980 Porsche 928	3,662	3,662
#89FG2	1989 Ferrari 328 GTS	3,288	3,288
#88LL1	1988 Lamborghini LM002	5,489	5,789
Total Series Cash Balance		$101,031	$114,536
RSE Collection		8,890	-
Total Cash Balance		$109,921	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Financial Obligations of the Company

The Asset Manager together with the Company Asset Manager, entered into a $1.5 million line of credit LoC with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of Underlying Assets using the LoC, with the Underlying Assets as collateral. On December 20, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90 with an initial borrowing capacity of $2.25 million. On May 15, 2020, the DM was expanded to a borrowing capacity of $3.25 million. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any Underlying Asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. The table below outlines the debt balance at June 30, 2020 vs. June 30, 2019, as well as the interest incurred by the manager during the six-month period ended June 30, 2020 and June 30, 2019:

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$1,560,000
At 6/30/2020	$3,250,000

From time to time the Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Plan of Operations

 Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2016 – 2018	20	17	16
Six-Months Ended 6/30/2019	13	14	5
Six-Months Ended 12/31/2019	9	11	23
Six-Months Ended 6/30/2020	0	0	23

Note: data represents number Offerings for Series Interests of each state of Offering process in the given period.

Asset Disposals

The Company has sold the following number of Underlying Assets:

# of Underlying Assets Sold
2016 – 2018	0
Six-Months Ended 6/30/2019	3
Six-Months Ended 12/31/2019	0
Six-Months Ended 6/30/2020	1

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as upcoming in the Master Series Table above as well as additional Offerings in the remainder of 2020. The Company also plans to launch approximately 50 additional Offerings in the next twelve-month period, as of the date of this filing, including Offerings for increasingly higher value Underlying Assets.  The proceeds from any Offerings closed during the next twelve months will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings in 2020 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each Series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more Offerings, we also intend to continue to develop Membership Experience Programs. The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Manager’s showroom in New York and the launch of the Asset Manger’s online merchandise shopping experience, but no revenues directly attributable to the Company or any Series have been generated by such programs. The New York showroom has been closed since March 2020 due to COVID-19, but is expected to reopen in the fourth quarter 2020. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond, including one additional showroom location in the next year, as of the date of this filing. We believe that expanding the Membership Experience Programs in 2020 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the Series from the Underlying Assets used in the Membership Experience Programs, which we anticipate will enable the Underlying Assets to generate revenues for the Series to cover, in whole or in part, the ongoing post-Closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other Series of Interests for which Offerings are expected to close in fiscal year 2020.

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the Manager, RSE Markets, Inc., a Delaware corporation incorporated in 2016. RSE Markets also owns and operates a mobile app-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Platform.  Neither the Manager nor the Asset Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the BOR is registered.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of June 30, 2020 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,781	$69,400	$1,049	$0	$1,028	$3,443	$77,700	$38.85	2,000
#69BM1	$4,149	$102,395	$778	$0	$4,691	$2,986	$115,000	$57.50	2,000
#85FT1	$0	$172,500	$1,117	$0	$9,242	($17,859)	$165,000	$82.50	2,000
#88LJ1	$0	$127,176	$914	$0	$6,332	$578	$135,000	$67.50	2,000
#55PS1	$2,500	$405,000	$2,869	$0	$17,989	($3,357)	$425,000	$212.50	2,000
#95BL1	$1,000	$112,500	$870	$889	$3,686	($444)	$118,500	$59.25	2,000
#89PS1 (1)	$1,000	$160,000	$470	$1,238	$521	$1,771	$165,000	$82.50	2,000
#90FM1 (1)	$500	$14,500	$90	$500	$446	$464	$16,500	$8.25	2,000
#83FB1	$2,500	$330,000	$2,522	$2,625	$3,191	$9,162	$350,000	$70.00	5,000
#98DV1	$2,500	$120,000	$954	$975	$3,257	$2,314	$130,000	$65.00	2,000
#93XJ1	$1,500	$460,000	$3,487	$3,713	$33,674	($7,373)	$495,000	$99.00	5,000
#02AX1	$2,000	$100,000	$793	$810	$2,452	$1,944	$108,000	$54.00	2,000
#99LE1	$2,000	$62,100	$510	$521	$2,599	$1,770	$69,500	$34.75	2,000
#91MV1	$1,000	$33,950	$279	$500	$1,671	$600	$38,000	$19.00	2,000
#92LD1	$2,500	$146,181	$1,114	$1,238	$11,749	$2,219	$165,000	$55.00	3,000
#94DV1	$2,000	$52,500	$388	$500	$271	$1,841	$57,500	$28.75	2,000
#72MC1 (1)	$5,000	$115,000	$542	$934	$551	$2,474	$124,500	$62.25	2,000
#06FG1	$2,500	$309,000	$2,316	$2,400	$586	$3,198	$320,000	$64.00	5,000
#11BM1	$3,000	$78,500	$567	$630	$786	$517	$84,000	$42.00	2,000
#80LC1 (1)	$3,500	$610,000	$4,305	$4,763	$3,216	$9,216	$635,000	$127.00	5,000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,601	$2,620	$195,000	$65.00	3,000
#88BM1	$2,000	$135,000	$952	$1,058	$1,765	$226	$141,000	$47.00	3,000
#63CC1	$2,000	$120,000	$916	$945	$586	$1,553	$126,000	$63.00	2,000
#76PT1	$2,000	$179,065	$1,382	$1,424	$3,736	$1,793	$189,900	$63.30	3,000
#75RA1	$2,750	$75,000	$586	$630	$1,302	$3,732	$84,000	$28.00	3,000
#65AG1	$3,000	$170,000	$1,272	$1,339	$986	$1,903	$178,500	$89.25	2,000
#93FS1	$2,500	$130,000	$1,011	$1,031	$1,686	$1,272	$137,500	$68.75	2,000
#61JE1	$2,500	$235,000	$1,661	$1,845	$1,136	$3,858	$246,000	$82.00	3,000
#90MM1	$1,500	$22,000	$196	$500	$1,486	$918	$26,600	$5.32	5,000
#65FM1	$2,500	$75,000	$619	$619	$1,797	$1,966	$82,500	$41.25	2,000
#88PT1	$1,750	$61,875	$495	$500	$3,594	($2,214)	$66,000	$30.00	2,200
#94LD1	$4,500	$570,000	$4,481	$4,481	$2,786	$11,251	$597,500	$119.50	5,000
#99SS1	$3,064	$126,575	$1,375	$1,031	$3,640	$1,815	$137,500	$137.50	1,000
#94FS1	$3,250	$135,399	$1,450	$1,088	$3,145	$669	$145,000	$72.50	2,000
#61MG1	$4,197	$325,000	$2,550	$2,550	$1,090	$4,613	$340,000	$68.00	5,000
#92CC1	$3,312	$45,000	$525	$500	$288	$2,875	$52,500	$26.25	2,000
#89FT1	$1,714	$172,500	$1,800	$1,350	$3,036	($400)	$180,000	$45.00	4,000

#80PN1	$5,300	$45,750	$480	$500	$0	($4,030)	$48,000	$9.60	5,000
#89FG2	$3,575	$118,500	$1,275	$956	$1,475	$1,719	$127,500	$75.00	1,700
#88LL1	$5,789	$275,000	$2,920	$2,190	$2,700	$3,115	$292,000	$146.00	2,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2020.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

The Plan of Distribution table below represents Offerings with no Closing as of June 30, 2020 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#95FF1	$5,000	$105,000	$1,200	$900	$3,400	$4,500	$120,000	$60.00	2,000
#82AB1 (2)	$2,000	$110,000	$950	$969	$2,471	$13,110	$129,500	$58.86	2,200
#12MM1 (2)	$1,000	$115,000	$919	$938	$1,350	$5,794	$125,000	$62.50	2,000
#55MG1 (2)	$8,000	$1,200,000	$12,500	$9,375	$3,800	$16,325	$1,250,000	$1,250.00	1,000
#65PT1 (2)	$5,000	$115,000	$1,350	$1,013	$3,800	$8,838	$135,000	$67.50	2,000
#73FD1 (2)	$4,000	$260,000	$2,850	$2,138	$2,800	$13,213	$285,000	$142.50	2,000
#76FG1 (2)	$5,000	$170,000	$1,850	$1,388	$3,630	$3,133	$185,000	$37.00	5,000
#89NG1 (2)	$4,500	$67,500	$800	$600	$2,700	$3,900	$80,000	$26.67	3,000
#90FF1 (2)	$10,000	$1,125,000	$12,300	$9,225	$8,300	$65,175	$1,230,000	$410.00	3,000
#95BE1 (2)	$12,000	$755,000	$8,500	$6,375	$18,600	$49,525	$850,000	$170.00	5,000
#67FG1 (2)	$5,000	$575,000	$6,250	$4,688	$3,800	$30,263	$625,000	$208.33	3,000
#67CC1 (2)	$2,000	$180,000	$2,000	$1,500	$3,300	$11,200	$200,000	$100.00	2,000
#91GS1 (2)	$2,000	$33,000	$326	$500	$1,971	$5,653	$43,450	$7.90	5,500
#67FS1 (2)	$5,000	$165,000	$1,950	$1,463	$3,800	$17,788	$195,000	$48.75	4,000
#72PT1 (2)	$2,000	$205,000	$2,200	$1,650	$3,300	$5,850	$220,000	$110.00	2,000
#08TR1 (2)	$7,000	$70,000	$1,000	$750	$3,300	$17,950	$100,000	$20.00	5,000
#63PT1 (2)	$2,000	$120,000	$1,400	$1,050	$3,300	$12,250	$140,000	$70.00	2,000
#55MS1 (2)	$2,000	$180,000	$1,950	$1,463	$3,300	$6,288	$195,000	$97.50	2,000
#67MS1 (2)	$5,000	$135,000	$1,600	$1,200	$4,300	$12,900	$160,000	$80.00	2,000
#99FF1 (2)	$3,000	$110,000	$1,250	$938	$3,050	$6,763	$125,000	$62.50	2,000
#69PN1 (2)	$3,000	$77,500	$950	$713	$3,050	$9,788	$95,000	$19.00	5,000
#90FT1 (2)	$2,000	$70,000	$825	$619	$3,800	$5,256	$82,500	$41.25	2,000
#91JX1 (2)	$0	$1,500,000	$15,500	$11,625	$0	$22,875	$1,550,000	$310.00	5,000
#87FF1 (2)	$2,500	$110,000	$974	$974	$2,750	$12,603	$129,800	$129.80	1,000
#72FG1 (2)	$1,000	$310,000	$2,536	$2,588	$1,521	$27,356	$345,000	$63.00	5,476
#99FG1 (2)	$2,000	$134,500	$1,071	$1,093	$1,271	$5,815	$145,750	$66.25	2,200
#91DP1 (2)	$1,000	$375,000	$2,236	$2,981	$921	$15,362	$397,500	$79.50	5,000

#89FG1 (2)	$2,000	$95,000	$1,050	$788	$1,800	$9,363	$110,000	$27.50	4,000
#66AV1 (2)	$3,000	$450,000	$4,850	$3,638	$2,100	$21,413	$485,000	$161.67	3,000
#99LD1 (2)	$2,000	$320,000	$3,450	$2,588	$3,100	$13,863	$345,000	$172.50	2,000
#64AD1 (2)	$4,000	$900,000	$9,450	$7,088	$3,300	$21,163	$945,000	$189.00	5,000
#95FM1 (2)	$6,000	$415,000	$4,600	$3,450	$3,800	$27,150	$460,000	$230.00	2,000
#61JC1 (2)	$2,000	$175,000	$1,950	$1,463	$3,300	$11,288	$195,000	$65.00	3,000
#94BE1 (2)	$10,000	$925,000	$10,000	$7,500	$8,800	$38,700	$1,000,000	$200.00	5,000
#79PT1 (2)	$2,000	$140,000	$1,495	$1,121	$3,050	$7,334	$155,000	$77.50	2,000
#68CC1 (2)	$3,000	$115,000	$1,250	$938	$3,050	$11,763	$135,000	$67.50	2,000
#78MM1 (2)	$3,000	$84,000	$975	$731	$3,800	$4,994	$97,500	$97.50	1,000
#81DD1 (2)	$2,000	$60,000	$675	$506	$3,800	$5,019	$72,000	$24.00	3,000
#98AX1 (2)	$2,000	$95,000	$1,050	$788	$3,800	$7,363	$110,000	$110.00	1,000
#08MS1 (2)	$3,000	$300,000	$3,200	$2,400	$3,800	$7,600	$320,000	$106.67	3,000
#11FG1 (2)	$5,000	$525,000	$5,700	$4,275	$3,800	$26,225	$570,000	$142.50	4,000
#06FG2 (2)	$3,000	$360,000	$3,900	$2,925	$3,800	$16,375	$390,000	$97.50	4,000
#74AM1 (2)	$2,000	$67,000	$780	$585	$3,100	$4,535	$78,000	$15.60	5,000
#74PN1 (2)	$2,000	$72,000	$820	$615	$3,100	$3,465	$82,000	$20.50	4,000
#74AV1 (2)	$2,000	$45,000	$550	$500	$2,300	$4,650	$55,000	$27.50	2,000
#93MR1 (2)	$2,000	$52,000	$595	$500	$3,100	$1,305	$59,500	$29.75	2,000
#91AX1 (2)	$2,000	$140,000	$1,500	$1,125	$2,900	$2,475	$150,000	$50.00	3,000
#71DZ1 (2)	$1,500	$110,000	$1,200	$900	$2,200	$4,200	$120,000	$30.00	4,000
#84PN1 (2)	$1,000	$32,000	$370	$500	$1,700	$1,430	$37,000	$9.25	4,000
#82AV1	$2,500	$285,000	$2,187	$2,231	$1,671	$3,911	$297,500	$59.50	5,000
#69CC1 (2)	$2,000	$152,000	$1,650	$1,238	$2,900	$5,213	$165,000	$55.00	3,000
#64VP1 (2)	$2,000	$40,000	$480	$500	$2,900	$2,120	$48,000	$16.00	3,000
#93PN1 (2)	$2,000	$82,000	$920	$690	$2,900	$3,490	$92,000	$46.00	2,000
#74DP1 (2)	$2,000	$158,000	$1,680	$1,260	$2,900	$2,160	$168,000	$42.00	4,000
#93FM1 (2)	$1,500	$36,000	$425	$500	$2,700	$1,375	$42,500	$8.50	5,000
#63VK1 (2)	$2,000	$36,000	$450	$500	$2,900	$3,150	$45,000	$15.00	3,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2020. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the Master Series Table, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to Legal Counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor” which will become effective 60 days after publication in the Federal Register. When effective, these amendments will, among other changes, expand the types of entities that qualify as accredited investors, enable investors that hold

FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expand the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor in any Offering is for Interests representing 10% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence from the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Broker

Pursuant to a broker-dealer agreement, dated June 11, 2019, between the Company and the BOR (as amended, the “Brokerage Agreement”) will serve as broker of record for the Company’s Regulation A Offerings.

The BOR will perform the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company based solely on AML and KYC process;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent:

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investors participation in the Series, and based upon such review provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interest will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) twelve (12) months from the effective date of the Brokerage Agreement. A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated March 2, 2018 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The Escrow Agent who will be appointed pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive a fee equal to 1.00% of the gross proceeds of each Offering (the “Brokerage Fee”), except in the case of Series #72FG1, Series #82AB1, Series #99FG1, Series #91GS1, Series #91DP1, Series #12MM1, Series #87FF1, and Series#82AV1, where the Brokerage Fee is 0.75% of gross proceeds less any proceeds from Interests purchased by the Manager, its affiliates or the Asset Sellers. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000. The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the Master Series Table and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

MANAGEMENT

Manager

The Manager of the Company is RSE Markets, Inc., a Delaware corporation formed on April 28, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  The Asset Manager has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of the Asset Manager are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of the Asset Manager. The Asset Manager is also Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, Evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the managing member of the Company for the payment of all fees and expenses incurred in connection with the maintenance and operation and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	40	Founder & President	05/2016
George Leimer	54	Chief Executive Officer	08/2020
Robert A. Petrozzo	37	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	40	Chief Financial Officer	08/2016
Vincent DiDonato	42	Chief Technology Officer	10/2019
Greg Bettinelli	48	Director	07/2018
Joshua Silberstein	45	Director	10/2016
Arun Sundararajan	49	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Founder & President

Chris is co-founder of the Company’s Manager and served as its CEO from the Company’s Managers inception until August 2020. He is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

                George joined RSE Markets as Chief Executive Officer in August 2020. He is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013-2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual Gross Merchandise Sales.

George Graduated from Weidner University in 1987 with a bachelor's in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is co-founder of the Company’s Manager and has been its Chief Product Officer since the Company’s Managers inception. He is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. In his most recent role, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max is co-founder of the Company’s Manager and has been its Chief Financial Officer since the Company’s Managers inception. He previously spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005 focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent has been the Chief Technology Officer of the Asset Manager since December 2019, after joining the Asset Manager in May 2019. He brings more than 20 years of technology & web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with more than 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as at 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society.  His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work.  He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz.  He has given more than 250 invited talks at industry, government and academic forums internationally.  His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy.  He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support the Company, the Asset Manager and the Manager and consists of members of our expert network and additional advisors to the Manager.  It is anticipated that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will assist with, and make recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a Series or the economic members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently partner and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

As of June 30, 2020, the annual compensation of the Manager was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2016	RSE Markets, Inc.	Manager	$0	$0	$0
2017	RSE Markets, Inc.	Manager	$3,443	$0	$3,443
2018	RSE Markets, Inc.	Manager	$26,423	$0	$26,423
2019	RSE Markets, Inc.	Manager	$62,164	$0	$62,164
2020	RSE Markets, Inc.	Manager	$0	$0	$0

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.  To date, no Management Fees have been paid by any Series and we do not expect to pay any Management Fees in Fiscal Year 2020.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of June 30, 2020, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interest Issued to Asset Seller
Interest - Series #77LE1 (4)	4/13/2017	2,000	201 / 10%	$77,700	0 / 0%
Interest - Series #69BM1	2/7/2018	2,000	217 / 11%	$115,000	0 / 0%
Interest - Series #85FT1	2/15/2018	2,000	210 / 11%	$165,000	0 / 0%
Interest - Series #88LJ1	4/12/2018	2,000	215 / 11%	$135,000	0 / 0%
Interest - Series #55PS1	6/6/2018	2,000	480 / 24%	$425,000	0 / 0%
Interest - Series #95BL1	7/12/2018	2,000	53 / 3%	$118,500	0 / 0%
Interest - Series #89PS1 (3)	7/31/2018	2,000	40 / 2%	$165,000	1200 / 60%
Interest - Series #90FM1 (3)	7/31/2018	2,000	50 / 3%	$16,500	300 / 15%
Interest - Series #83FB1	9/5/2018	5,000	206 / 4%	$350,000	0 / 0%
Interest - Series #98DV1	10/10/2018	2,000	51 / 3%	$130,000	0 / 0%
Interest - Series #93XJ1	11/6/2018	5,000	317 / 6%	$495,000	0 / 0%
Interest - Series #02AX1	11/30/2018	2,000	62 / 3%	$108,000	0 / 0%
Interest - Series #99LE1	12/4/2018	2,000	58 / 3%	$69,500	0 / 0%
Interest - Series #91MV1	12/7/2018	2,000	41 / 2%	$38,000	0 / 0%
Interest - Series #92LD1	12/26/2018	3,000	1575 / 53%	$165,000	0 / 0%
Interest - Series #94DV1	12/26/2018	2,000	713 / 36%	$57,500	0 / 0%
Interest - Series #72MC1 (3)	1/4/2019	2,000	50 / 3%	$124,500	800 / 40%
Interest - Series #06FG1	1/8/2019	5,000	194 / 4%	$320,000	0 / 0%
Interest - Series #11BM1	1/25/2019	2,000	855 / 43%	$84,000	0 / 0%
Interest - Series #80LC1 (3)	2/8/2019	5,000	125 / 3%	$635,000	375 / 8%
Interest - Series #02BZ1	2/8/2019	3,000	1235 / 41%	$195,000	0 / 0%
Interest - Series #88BM1	2/25/2019	3,000	1321 / 44%	$141,000	0 / 0%
Interest - Series #63CC1	3/18/2019	2,000	64 / 3%	$126,000	0 / 0%
Interest - Series #76PT1	3/22/2019	3,000	94 / 3%	$189,900	0 / 0%
Interest - Series #75RA1	4/9/2019	3,000	213 / 7%	$84,000	0 / 0%
Interest - Series #65AG1	4/16/2019	2,000	117 / 6%	$178,500	0 / 0%
Interest - Series #93FS1	4/22/2019	2,000	47 / 2%	$137,500	0 / 0%
Interest - Series #61JE1	4/26/2019	3,000	678 / 23%	$246,000	0 / 0%
Interest - Series #90MM1	4/26/2019	5,000	103 / 2%	$26,600	0 / 0%
Interest - Series #65FM1	7/18/2019	2,000	46 / 2%	$82,500	0 / 0%
Interest - Series #88PT1	7/18/2019	2,200	45 / 2%	$66,000	0 / 0%
Interest - Series #94LD1	8/6/2019	5,000	373 / 7%	$597,500	0 / 0%
Interest - Series #99SS1	9/11/2019	1,000	50 / 5%	$137,500	0 / 0%

Interest - Series #94FS1	9/17/2019	2,000	101 / 5%	$145,000	0 / 0%
Interest - Series #61MG1	9/30/2019	5,000	788 / 16%	$340,000	0 / 0%
Interest - Series #92CC1	10/2/2019	2,000	41 / 2%	$52,500	0 / 0%
Interest - Series #89FT1	10/11/2019	4,000	400 / 10%	$180,000	0 / 0%
Interest - Series #80PN1	11/6/2019	5,000	251 / 5%	$48,000	0 / 0%
Interest - Series #89FG2	11/14/2019	1,700	69 / 4%	$127,500	0 / 0%
Interest - Series #88LL1	12/8/2019	2,000	528 / 26%	$292,000	0 / 0%
Interest - Series #95FF1	Q4 2020 or Q1 2021	1	1 / 100%	$120,000	0 / 0%
Interest - Series #82AB1	Q4 2020 or Q1 2021	1	1 / 100%	$129,500	0 / 0%
Interest - Series #12MM1	Q4 2020 or Q1 2021	1	1 / 100%	$125,000	0 / 0%
Interest - Series #55MG1	Q4 2020 or Q1 2021	1	1 / 100%	$1,250,000	0 / 0%
Interest - Series #65PT1	Q4 2020 or Q1 2021	1	1 / 100%	$135,000	0 / 0%
Interest - Series #73FD1	Q4 2020 or Q1 2021	1	1 / 100%	$285,000	0 / 0%
Interest - Series #76FG1	Q4 2020 or Q1 2021	1	1 / 100%	$185,000	0 / 0%
Interest - Series #89NG1	Q4 2020 or Q1 2021	1	1 / 100%	$80,000	0 / 0%
Interest - Series #90FF1	Q4 2020 or Q1 2021	1	1 / 100%	$1,230,000	0 / 0%
Interest - Series #95BE1	Q4 2020 or Q1 2021	1	1 / 100%	$850,000	0 / 0%
Interest - Series #67FG1	Q4 2020 or Q1 2021	1	1 / 100%	$625,000	0 / 0%
Interest - Series #67CC1	Q4 2020 or Q1 2021	1	1 / 100%	$200,000	0 / 0%
Interest - Series #91GS1	Q4 2020 or Q1 2021	1	1 / 100%	$43,450	0 / 0%
Interest - Series #67FS1	Q4 2020 or Q1 2021	1	1 / 100%	$195,000	0 / 0%
Interest - Series #72PT1	Q4 2020 or Q1 2021	1	1 / 100%	$220,000	0 / 0%
Interest - Series #08TR1	Q4 2020 or Q1 2021	1	1 / 100%	$100,000	0 / 0%
Interest - Series #63PT1	Q4 2020 or Q1 2021	1	1 / 100%	$140,000	0 / 0%
Interest - Series #55MS1	Q4 2020 or Q1 2021	1	1 / 100%	$195,000	0 / 0%
Interest - Series #67MS1	Q4 2020 or Q1 2021	1	1 / 100%	$160,000	0 / 0%
Interest - Series #99FF1	Q4 2020 or Q1 2021	1	1 / 100%	$125,000	0 / 0%
Interest - Series #69PN1	Q4 2020 or Q1 2021	1	1 / 100%	$95,000	0 / 0%
Interest - Series #90FT1	Q4 2020 or Q1 2021	1	1 / 100%	$82,500	0 / 0%
Interest - Series #91JX1	Q4 2020 or Q1 2021	1	1 / 100%	$1,550,000	0 / 0%
Interest - Series #87FF1	Q4 2020 or Q1 2021	1	1 / 100%	$129,800	0 / 0%
Interest - Series #72FG1	Q4 2020 or Q1 2021	1	1 / 100%	$345,000	0 / 0%
Interest - Series #99FG1	Q4 2020 or Q1 2021	1	1 / 100%	$145,750	0 / 0%
Interest - Series #91DP1	Q4 2020 or Q1 2021	1	1 / 100%	$397,500	0 / 0%

Interest - Series #89FG1	Q4 2020 or Q1 2021	1	1 / 100%	$110,000	0 / 0%
Interest - Series #66AV1	Q4 2020 or Q1 2021	1	1 / 100%	$485,000	0 / 0%
Interest - Series #99LD1	Q4 2020 or Q1 2021	1	1 / 100%	$345,000	0 / 0%
Interest - Series #64AD1	Q4 2020 or Q1 2021	1	1 / 100%	$945,000	0 / 0%
Interest - Series #95FM1	Q4 2020 or Q1 2021	1	1 / 100%	$460,000	0 / 0%
Interest - Series #61JC1	Q4 2020 or Q1 2021	1	1 / 100%	$195,000	0 / 0%
Interest - Series #94BE1	Q4 2020 or Q1 2021	1	1 / 100%	$1,000,000	0 / 0%
Interest - Series #79PT1	Q4 2020 or Q1 2021	1	1 / 100%	$155,000	0 / 0%
Interest - Series #68CC1	Q4 2020 or Q1 2021	1	1 / 100%	$135,000	0 / 0%
Interest - Series #78MM1	Q4 2020 or Q1 2021	1	1 / 100%	$97,500	0 / 0%
Interest - Series #81DD1	Q4 2020 or Q1 2021	1	1 / 100%	$72,000	0 / 0%
Interest - Series #98AX1	Q4 2020 or Q1 2021	1	1 / 100%	$110,000	0 / 0%
Interest - Series #08MS1	Q4 2020 or Q1 2021	1	1 / 100%	$320,000	0 / 0%
Interest - Series #11FG1	Q4 2020 or Q1 2021	1	1 / 100%	$570,000	0 / 0%
Interest - Series #06FG2	Q4 2020 or Q1 2021	1	1 / 100%	$390,000	0 / 0%
Interest - Series #74AM1	Q4 2020 or Q1 2021	1	1 / 100%	$78,000	0 / 0%
Interest - Series #74PN1	Q4 2020 or Q1 2021	1	1 / 100%	$82,000	0 / 0%
Interest - Series #74AV1	Q4 2020 or Q1 2021	1	1 / 100%	$55,000	0 / 0%
Interest - Series #93MR1	Q4 2020 or Q1 2021	1	1 / 100%	$59,500	0 / 0%
Interest - Series #91AX1	Q4 2020 or Q1 2021	1	1 / 100%	$150,000	0 / 0%
Interest - Series #71DZ1	Q4 2020 or Q1 2021	1	1 / 100%	$120,000	0 / 0%
Interest - Series #84PN1	Q4 2020 or Q1 2021	1	1 / 100%	$37,000	0 / 0%
Interest - Series #82AV1	Q4 2020 or Q1 2021	1	1 / 100%	$297,500	0 / 0%
Interest - Series #69CC1	Q4 2020 or Q1 2021	1	1 / 100%	$165,000	0 / 0%
Interest - Series #64VP1	Q4 2020 or Q1 2021	1	1 / 100%	$48,000	0 / 0%
Interest - Series #93PN1	Q4 2020 or Q1 2021	1	1 / 100%	$92,000	0 / 0%
Interest - Series #74DP1	Q4 2020 or Q1 2021	1	1 / 100%	$168,000	0 / 0%
Interest - Series #93FM1	Q4 2020 or Q1 2021	1	1 / 100%	$42,500	0 / 0%
Interest - Series #63VK1	Q4 2020 or Q1 2021	1	1 / 100%	$45,000	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)RSE Markets, Inc. is the beneficial owner of these Interests.

(2)Upon the designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. must own at least 2%.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

FINANCIAL STATEMENTS

RSE COLLECTION, LLC

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Consolidated Balance Sheets as of June 30, 2020 (unaudited) and December 31, 2019 (audited)F-1

Consolidated Statements of Operations for the six months ended June 30, 2020 (unaudited) F-17 and 2019 (unaudited)

Consolidated Statements of Members’ Equity / (Deficit) for the six months ended F-31

June 30, 2020 (unaudited) and 2019 (unaudited)

Consolidated Statements of Cash Flows for the six months ended June 30, 2020 (unaudited) F-36 and 2019 (unaudited)

Notes to Consolidated Financial Statements F-50

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	31	53	39	123	34
Total Current Assets	4,180	53	39	2,337	1,034
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,446	$175,879	$132,421	$410,723	$115,575

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	9,624	11,748	10,943	11,629	7,868
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(9,593)	(11,695)	(10,904)	(11,505)	(7,834)
Members' Equity	110,446	175,879	132,421	410,723	115,575
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,446	$175,879	$132,421	$410,723	$115,575

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500
Pre-paid Insurance	49	4	100	36
Total Current Assets	1,320	489	2,585	2,536
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544
TOTAL ASSETS	$161,320	$15,275	$335,391	$125,080

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-
Due to the Manager for Insurance	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	161,521	15,446	335,691	125,757
Capital Contribution for Operating Expenses	6,910	6,730	9,126	6,948
Capital Contribution for loss at Offering close	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)
Retained Earnings / (Accumulated Deficit)	(6,861)	(6,726)	(9,026)	(6,912)
Members' Equity	161,320	15,275	335,391	125,080
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,320	$15,275	$335,391	$125,080

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	140	30	19	10	45
Total Current Assets	1,625	2,015	2,004	994	1,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,211	$103,801	$66,275	$36,431	$159,800

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	4,753	5,938	6,049	5,855	6,325
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(4,613)	(5,908)	(6,030)	(5,845)	(6,955)
Members' Equity	490,211	103,801	66,275	36,431	159,800
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,211	$103,801	$66,275	$36,431	$159,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #94DV1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$4,989	$2,500	$2,000
Pre-paid Insurance	16	35	94	24
Total Current Assets	2,000	5,024	2,594	2,024
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	52,787	115,562	309,286	79,786
TOTAL ASSETS	$54,787	$120,586	$311,880	$81,810

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-
Due to the Manager for Insurance	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	54,771	120,551	312,086	82,286
Capital Contribution for Operating Expenses	5,943	5,968	6,957	5,181
Capital Contribution for loss at Offering close	-	-	-	-
Distribution to RSE Collection	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(5,927)	(5,933)	(6,863)	(5,157)
Members' Equity	54,787	120,586	311,880	81,810
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,787	$120,586	$311,880	$81,810

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	185	56	41	36	54
Total Current Assets	3,689	3,056	2,041	2,035	2,053
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,128	$189,357	$138,506	$122,321	$184,855

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	6,732	6,510	5,535	5,342	5,449
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(6,546)	(6,454)	(5,494)	(5,307)	(5,395)
Members' Equity	616,128	189,357	138,506	122,321	184,855
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,128	$189,357	$138,506	$122,321	$184,855

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	23	52	40	7	71
Total Current Assets	2,672	3,752	3,090	1,806	2,969
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,575	$174,038	$134,226	$24,993	$238,357

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	5,034	5,152	3,249	2,572	4,937
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(5,011)	(5,100)	(3,209)	(2,565)	(4,866)
Members' Equity	78,575	174,038	134,226	24,993	238,357
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,575	$174,038	$134,226	$24,993	$238,357

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,148	$4,550	$3,064	$2,962
Pre-paid Insurance	23	19	174	38	41
Total Current Assets	2,323	4,166	4,724	3,102	3,003
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	63,071	572,236	129,227	138,482
TOTAL ASSETS	$78,320	$67,237	$576,960	$132,329	$141,485

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	4,313	2,918	4,998	3,309	2,581
Capital Contribution for loss at Offering close	-	2,213.55	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(4,290)	(2,899)	(4,824)	(3,271)	(2,540)
Members' Equity	78,320	67,237	576,960	132,329	141,485
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,320	$67,237	$576,960	$132,329	$141,485

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,489	$109,921
Pre-paid Insurance	99	14	53	14	36	83	2,235
Total Current Assets	4,296	2,426	1,767	3,676	3,324	5,572	112,156
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,811	7,212,128
TOTAL ASSETS	$329,886	$48,614	$176,903	$51,064	$122,886	$283,383	$7,940,284

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-	-	376
Due to the Manager or its Affiliates	-	-	-	-	-	-	943,300
Total Liabilities	-	-	-	-	-	-	943,676

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	3,688	2,211	3,692	2,057	2,151	3,311	451,629
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,273
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(3,589)	(2,197)	(3,639)	(2,043)	(2,115)	(3,228)	(494,672)
Members' Equity	329,886	48,614	176,903	51,064	122,886	283,383	6,996,608
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,886	$48,614	$176,903	$51,064	$122,886	$283,383	$7,940,284

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	104	130	120	384	95
Total Current Assets	4,253	130	120	2,598	1,095
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,519	$175,956	$132,502	$410,984	$115,636

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$479	$479	$479	$479	$479
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	479	479	479	479	479

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	7,569	9,630	8,861	9,346	5,805
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(7,944)	(9,979)	(9,220)	(9,440)	(6,189)
Members' Equity	110,040	175,477	132,023	410,505	115,157
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,519	$175,956	$132,502	$410,984	$115,636

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500	$9,152
Pre-paid Insurance	131	16	272	101	-
Total Current Assets	1,402	501	2,757	2,601	9,152
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	$161,402	$15,287	$335,563	$125,145	$9,152

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$-
Income Taxes Payable	-	-	-	-	6,746
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,406
Total Liabilities	304	304	479	479	9,152

Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	4,975	4,920	6,888	4,878	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Retained Earnings / (Accumulated Deficit)	(5,148)	(5,208)	(7,095)	(5,256)	-
Members' Equity	161,098	14,983	335,084	124,666	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,402	$15,287	$335,563	$125,145	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	499	84	50	26	117
Total Current Assets	1,984	2,069	2,035	1,011	1,970
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,570	$103,855	$66,306	$36,448	$159,872

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$479	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	479	479	479	304

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	3,942	3,884	4,020	3,851	4,398
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(3,443)	(4,279)	(4,449)	(4,303)	(5,260)
Members' Equity	490,570	103,376	65,827	35,969	159,568
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,570	$103,855	$66,306	$36,448	$159,872

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$3,760	$4,989	$2,500	$2,000
Pre-paid Insurance	20	-	-	112	-
Total Current Assets	2,004	3,760	4,989	2,612	2,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	$54,791	$3,760	$120,551	$311,898	$81,786

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$-	$304	$304	$304
Income Taxes Payable	-	2,711	-	-	-
Due to the Manager for Insurance	-	-	3	-	-
Due to the Manager or its Affiliates	-	1,049	-	-	-
Total Liabilities	304	3,760	307	304	304

Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	4,076	-	3,977	4,772	3,253
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,360)	-	(4,284)	(4,964)	(3,557)
Members' Equity	54,487	-	120,244	311,594	81,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,791	$3,760	$120,551	$311,898	$81,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	495	141	103	90	11
Total Current Assets	3,999	3,141	2,103	2,089	2,010
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,438	$189,442	$138,568	$122,375	$184,812

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	304	304	304	304

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	4,409	4,551	3,620	3,442	3,376
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Members' Equity	616,134	189,138	138,264	122,071	184,508
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,438	$189,442	$138,568	$122,375	$184,812

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	11	-	-	-
Total Current Assets	2,649	3,711	3,050	1,799	2,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,552	$173,997	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$479	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	23	-	16	7	7
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	327	479	320	311	311

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	3,086	2,917	1,210	872	2,737
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Members' Equity	78,225	173,518	133,866	24,675	237,975
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,552	$173,997	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,439	$4,550	$3,064	$2,962
Pre-paid Insurance	10	-	201	17	38
Total Current Assets	2,310	4,439	4,751	3,081	3,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	62,780	572,236	129,227	138,482
TOTAL ASSETS	$78,307	$67,219	$576,987	$132,308	$141,482

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	19	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	323	479	479	304

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	2,403	999	2,319	1,150	604
Capital Contribution for loss at Offering close	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Members' Equity	78,003	66,896	576,508	131,829	141,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,307	$67,219	$576,987	$132,308	$141,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,536
Pre-paid Insurance	-	12	-	-	7	77	3,982
Total Current Assets	4,197	2,424	1,714	3,662	3,295	5,866	118,518
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,511	7,546,553
TOTAL ASSETS	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$417	$273	$232	$106	$16,752
Income Taxes Payable	-	-	-	-	-	-	9,457
Due to the Manager for Insurance	84	-	76	2	-	-	406
Due to the Manager or its Affiliates	-	-	-	-	-	-	1,280,433
Total Liabilities	388	304	493	275	232	106	1,307,048

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	1,288	351	1,429	212	236	1,349	250,769
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,272
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(316,397)
Members' Equity	329,399	48,308	176,357	50,775	122,625	283,271	6,974,022
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$896	$896	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	153	220	188	569	149
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,649	1,716	1,684	2,065	1,645
Operating Loss	(1,649)	(1,716)	(1,684)	(2,065)	(1,645)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,649)	(1,716)	(1,684)	(2,065)	(1,645)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,649)	$(1,716)	$(1,684)	$(2,065)	$(1,645)

Basic and Diluted (Loss) per Membership Interest	($0.82)	($0.86)	($0.84)	($1.03)	($0.82)
Weighted Average Membership Interest	2,000	2,000	2,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1
Operating Expenses
Storage	$896	$896	$896	$896
Transportation	-	-	-	-
Insurance	217	22	435	160
Professional Fees	600	600	600	600
Marketing Expense	-	-	-	-
Total Operating Expenses	1,713	1,518	1,931	1,656
Operating Loss	(1,713)	(1,518)	(1,931)	(1,656)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Other Income
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Impairment	-	-	-	-
Income / (Loss) Before Income Taxes	(1,713)	(1,518)	(1,931)	(1,656)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$(1,713)	$(1,518)	$(1,931)	$(1,656)

Basic and Diluted (Loss) per Membership Interest	($0.86)	($0.76)	($0.39)	($0.83)
Weighted Average Membership Interest	2,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$896	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	571	133	84	46	199
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,171	1,629	1,580	1,542	1,695
Operating Loss	(1,171)	(1,629)	(1,580)	(1,542)	(1,695)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,171)	(1,629)	(1,580)	(1,542)	(1,695)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,171)	$(1,629)	$(1,580)	$(1,542)	$(1,695)

Basic and Diluted (Loss) per Membership Interest	($0.23)	($0.81)	($0.79)	($0.77)	($0.57)
Weighted Average Membership Interest	5,000	2,000	2,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #94DV1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$896	$896	$896	$896
Transportation	-	-	-	-
Insurance	71	153	403	104
Professional Fees	600	600	600	600
Marketing Expense	-	-	-	-
Total Operating Expenses	1,567	1,649	1,899	1,600
Operating Loss	(1,567)	(1,649)	(1,899)	(1,600)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Other Income
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Impairment	-	-	-	-
Income / (Loss) Before Income Taxes	(1,567)	(1,649)	(1,899)	(1,600)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$(1,567)	$(1,649)	$(1,899)	$(1,600)

Basic and Diluted (Loss) per Membership Interest	($0.78)	($0.82)	($0.38)	($0.80)
Weighted Average Membership Interest	2,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$896	$897	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	832	243	177	154	230
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,328	1,740	1,673	1,650	1,726
Operating Loss	(2,328)	(1,740)	(1,673)	(1,650)	(1,726)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,328)	(1,740)	(1,673)	(1,650)	(1,726)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,328)	$(1,740)	$(1,673)	$(1,650)	$(1,726)

Basic and Diluted (Loss) per Membership Interest	($0.47)	($0.58)	($0.56)	($0.83)	($0.58)
Weighted Average Membership Interest	5,000	3,000	3,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$896	$897	$896	$754	$896
Transportation	-	-	-	-	-
Insurance	102	218	183	29	322
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,598	1,715	1,679	1,383	1,818
Operating Loss	(1,598)	(1,715)	(1,679)	(1,383)	(1,818)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,598)	(1,715)	(1,679)	(1,383)	(1,818)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,598)	$(1,715)	$(1,679)	$(1,383)	$(1,818)

Basic and Diluted (Loss) per Membership Interest	($0.53)	($0.86)	($0.84)	($0.28)	($0.61)
Weighted Average Membership Interest	3,000	2,000	2,000	5,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Operating Expenses
Storage	$897	$896	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	96	82	732	163	174
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,593	1,578	2,228	1,659	1,670
Operating Loss	(1,593)	(1,578)	(2,228)	(1,659)	(1,670)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,593)	(1,578)	(2,228)	(1,659)	(1,670)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,593)	$(1,578)	$(2,228)	$(1,659)	$(1,670)

Basic and Diluted (Loss) per Membership Interest	($0.80)	($0.72)	($0.45)	($1.66)	($0.84)
Weighted Average Membership Interest	2,000	2,200	5,000	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Operating Expenses
Storage	$897	$896	$896	$896	$897	$896	$37,350
Transportation	-	-	-	-	-	-	1,100
Insurance	417	58	222	60	157	353	12,469
Professional Fees	600	600	600	600	600	600	24,000
Marketing Expense	-	-	-	-	-	-	500
Total Operating Expenses	1,914	1,554	1,718	1,556	1,654	1,849	75,419
Operating Loss	(1,914)	(1,554)	(1,718)	(1,556)	(1,654)	(1,849)	(75,419)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	90
Other Income
Gain on Sale	-	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-	27,766
Loss on Impairment	-	-	-	-	-	-	75,000
Income / (Loss) Before Income Taxes	(1,914)	(1,554)	(1,718)	(1,556)	(1,654)	(1,849)	(103,275)
Provision for Income Taxes	-	-	-	-	-	-	-
Net Income / (Loss)	$(1,914)	$(1,554)	$(1,718)	$(1,556)	$(1,654)	$(1,849)	$(103,275)

Basic and Diluted (Loss) per Membership Interest	($0.38)	($0.78)	($0.43)	($0.31)	($0.97)	($0.92)
Weighted Average Membership Interest	5,000	2,000	4,000	5,000	1,700	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$1,200	$1,200	$1,200	$1,200	$1,200
Transportation	-	-	-	-	-
Insurance	229	300	253	857	212
Maintenance	-	-	-	-	-
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,029	2,100	2,053	2,657	2,012
Operating Loss	(2,029)	(2,100)	(2,053)	(2,657)	(2,012)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,029)	(2,100)	(2,053)	(2,657)	(2,012)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,029)	$(2,100)	$(2,053)	$(2,657)	$(2,012)

Basic and Diluted (Loss) per Membership Interest	($1.01)	($1.05)	($1.03)	($1.33)	($1.01)
Weighted Average Membership Interests	2,000	2,000	2,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Operating Expenses
Storage	$-	$1,275	$1,200	$1,200	$600
Transportation	-	-	-	-	-
Insurance	312	36	617	230	247
Maintenance	-	-	-	-	-
Professional Fees	600	600	600	600	419
Marketing Expense	-	-	-	-	-
Total Operating Expenses	912	1,911	2,417	2,030	1,266
Operating Loss	(912)	(1,911)	(2,417)	(2,030)	(1,266)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	(34,714)
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(912)	(1,911)	(2,417)	(2,030)	33,448
Provision for Income Taxes	-	-	-	-	9,152
Net Income / (Loss)	$(912)	$(1,911)	$(2,417)	$(2,030)	$24,296

Basic and Diluted (Loss) per Membership Interest	($0.46)	($0.96)	($0.48)	($1.01)	$4.86
Weighted Average Membership Interests	2,000	2,000	5,000	2,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$1,200	$1,200	$1,200	$1,275
Transportation	-	-	-	-	-
Insurance	872	191	123	68	291
Maintenance	-	-	-	-	-
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	675
Total Operating Expenses	1,472	1,991	1,923	1,868	2,841
Operating Loss	(1,472)	(1,991)	(1,923)	(1,868)	(2,841)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,472)	(1,991)	(1,923)	(1,868)	(2,841)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,472)	$(1,991)	$(1,923)	$(1,868)	$(2,841)

Basic and Diluted (Loss) per Membership Interest	($0.29)	($1.00)	($0.96)	($0.93)	($0.95)
Weighted Average Membership Interests	5,000	2,000	2,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$1,275	$645	$1,173	$900	$675
Transportation	-	-	-	-	-
Insurance	102	77	207	687	137
Maintenance	-	-	-	-	-
Professional Fees	600	335	584	571	516
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,977	1,057	1,964	2,158	1,328
Operating Loss	(1,977)	(1,057)	(1,964)	(2,158)	(1,328)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	(14,438)	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,977)	13,381	(1,964)	(2,158)	(1,328)
Provision for Income Taxes	-	3,760	-	-	-
Net Income / (Loss)	$(1,977)	$9,621	$(1,964)	$(2,158)	$(1,328)

Basic and Diluted (Loss) per Membership Interest	($0.99)	$4.81	($0.98)	($0.43)	($0.66)
Weighted Average Membership Interests	2,000	2,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$-	$1,037	$900	$769	$740
Transportation	350	-	-	-	-
Insurance	834	262	169	121	173
Maintenance	-	-	-	-	-
Professional Fees	461	460	400	342	330
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,645	1,759	1,469	1,232	1,243
Operating Loss	(1,645)	(1,759)	(1,469)	(1,232)	(1,243)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,645)	(1,759)	(1,469)	(1,232)	(1,243)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,645)	$(1,759)	$(1,469)	$(1,232)	$(1,243)

Basic and Diluted (Loss) per Membership Interest	($0.33)	($0.59)	($0.49)	($0.62)	($0.41)
Weighted Average Membership Interests	5,000	3,000	3,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Consolidated
Operating Expenses
Storage	$599	$493	$173	$-	$198	$33,336
Transportation	-	-	-	-	-	3,162
Insurance	73	140	103	20	170	11,728
Maintenance	-	-	-	-	-	-
Professional Fees	287	247	226	214	213	15,206
Marketing Expense	-	-	-	-	-	8,268
Total Operating Expenses	959	880	502	234	581	71,700
Operating Loss	(959)	(880)	(502)	(234)	(581)	(71,700)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	175
Purchase Option Expense	-	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-	(49,152)
Loss on Sale	-	-	-	-	-	27,150
Income / (Loss) Before Income Taxes	(959)	(880)	(502)	(234)	(581)	(49,873)
Provision for Income Taxes	-	-	-	-	-	12,912
Net Income / (Loss)	$(959)	$(880)	$(502)	$(234)	$(581)	$(62,785)

Basic and Diluted (Loss) per Membership Interest	($0.32)	($0.44)	($0.25)	($0.05)	($0.19)
Weighted Average Membership Interests	3,000	2,000	2,000	5,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Balance January 1, 2020	$110,040	$175,477	$132,023	$410,506	$115,157
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	2,055	2,117	2,082	2,282	2,063
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,649)	(1,716)	(1,684)	(2,065)	(1,645)
Balance June 30, 2020	$110,446	$175,878	$132,421	$410,723	$115,575

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1
Balance January 1, 2020	$161,098	$14,982	$335,084	$124,667
Membership Contributions and (Distributions)	-	-	-	-
Capital Contribution	1,935	1,811	2,238	2,070
Distribution to RSE Collection	-	-	-	-
Distribution to Series	-	-	-	-
Net Income (Loss)	(1,713)	(1,518)	(1,931)	(1,656)
Balance June 30, 2020	$161,320	$15,275	$335,391	$125,081

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Balance January 1, 2020	$490,570	$103,376	$65,827	$35,968	$159,569
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	812	2,054	2,028	2,005	1,926
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,171)	(1,629)	(1,580)	(1,542)	(1,695)
Balance June 30, 2020	$490,211	$103,801	$66,275	$36,431	$159,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2020 (unaudited)

	Series #94DV1	Series #72MC1	Series #06FG1	Series #11BM1
Balance January 1, 2020	$54,487	$120,244	$311,594	$81,482
Membership Contributions and (Distributions)	-	-	-	-
Capital Contribution	1,867	1,991	2,185	1,928
Distribution to RSE Collection	-	-	-	-
Distribution to Series	-	-	-	-
Net Income (Loss)	(1,567)	(1,649)	(1,899)	(1,600)
Balance June 30, 2020	$54,787	$120,586	$311,880	$81,810

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Balance January 1, 2020	$616,134	$189,138	$138,264	$122,070	$184,508
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	2,322	1,959	1,915	1,901	2,073
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(2,328)	(1,740)	(1,673)	(1,650)	(1,726)
Balance June 30, 2020	$616,128	$189,357	$138,506	$122,321	$184,855

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Balance January 1, 2020	$78,226	$173,519	$133,866	$24,676	$237,975
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	1,947	2,234	2,039	1,700	2,200
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,598)	(1,715)	(1,679)	(1,383)	(1,818)
Balance June 30, 2020	$78,575	$174,038	$134,226	$24,993	$238,357

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Balance January 1, 2020	$78,003	$66,896	$576,509	$131,829	$141,178
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	1,910	1,919	2,679	2,159	1,977
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,593)	(1,578)	(2,228)	(1,659)	(1,670)
Balance June 30, 2020	$78,320	$67,237	$576,960	$132,329	$141,485

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Balance January 1, 2020	$329,400	$48,308	$176,358	$50,775	$122,625	$283,271	$6,974,023
Membership Contributions and (Distributions)	-	-	-	-	-	-	-
Capital Contribution	2,400	1,860	2,263	1,845	1,915	1,962	200,860
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-	-
Net Income (Loss)	(1,914)	(1,554)	(1,718)	(1,556)	(1,654)	(1,849)	(178,275)
Balance June 30, 2020	$329,886	$48,614	$176,903	$51,064	$122,886	$283,384	$6,996,608

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Balance January 1, 2019	$110,386	$175,827	$132,467	$410,885	$115,615
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	2,131	2,198	2,050	2,651	2,010
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(2,029)	(2,100)	(2,053)	(2,657)	(2,012)
Balance June 30, 2019	$110,488	$175,925	$132,464	$410,879	$115,613

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Balance January 1, 2019	$161,372	$15,283	$335,498	$125,121	$195,389
Membership Contributions and (Distributions)	-	-	-	-	(230,000)
Capital Contribution	906	1,911	2,414	2,029	10,315
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(912)	(1,911)	(2,417)	(2,030)	24,296
Balance June 30, 2019	$161,366	$15,283	$335,495	$125,120	$-

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Balance January 1, 2019	$490,365	$103,835	$66,290	$36,440	$160,516
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	1,467	1,990	1,925	1,869	2,163
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,472)	(1,991)	(1,923)	(1,868)	(2,841)
Balance June 30, 2019	$490,360	$103,834	$66,292	$36,441	$159,839

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Balance January 1, 2019	$54,732	$-	$-	$-	$-
Membership Contributions and (Distributions)	-	(10,466)	120,551	312,086	82,286
Capital Contribution	2,025	1,057	1,937	2,208	1,312
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,977)	9,621	(1,964)	(2,158)	(1,328)
Balance June 30, 2019	$54,780	$-	$120,524	$311,836	$81,770

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Balance January 1, 2019	$-	$-	$-	$-	$-
Membership Contributions and (Distributions)	616,716	189,601	138,765	122,586	185,301
Capital Contribution	1,996	1,862	1,545	1,299	1,221
Distribution to RSE Collection	(773)	(300)	(300)	(300)	(500)
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,645)	(1,759)	(1,469)	(1,232)	(1,243)
Balance June 30, 2019	$616,294	$189,404	$138,541	$122,353	$184,779

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Consolidated
Balance January 1, 2019	$-	$-	$-	$-	$-	$2,783,786
Membership Contributions and (Distributions)	79,052	173,986	134,186	24,986	238,636	2,178,272
Capital Contribution	919	859	452	223	542	88,507
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Distribution to Series	-	-	-	-	-	-
Net Income (Loss)	(959)	(880)	(502)	(234)	(581)	(62,785)
Balance June 30, 2019	$78,512	$173,965	$134,136	$24,975	$238,247	$4,987,780

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,649)	$(1,716)	$(1,684)	$(2,065)	$(1,645)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,055	2,117	2,082	2,283	2,063
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	89	105	101	324	79
Due to the Manager for Insurance	(16)	(27)	(20)	(63)	(18)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(479)	(479)	(479)	(479)	(479)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	4,149	-	-	2,214	1,000
Cash end of period	$4,149	$-	$-	$2,214	$1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,713)	$(1,518)	$(1,931)	$(1,656)	$-
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,935	1,811	2,238	2,070	-
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	107	13	223	84	-
Due to the Manager for Insurance	(25)	(2)	(51)	(19)	-
Income Taxes Payable	-	-	-	-	(6,746)
Accounts Payable	(304)	(304)	(479)	(479)	-
Net cash used in operating activities	-	-	-	-	(6,746)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	(2,406)
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	(2,406)

Net change in cash	-	-	-	-	(9,152)
Cash beginning of year	1,271	485	2,485	2,500	9,152
Cash end of period	$1,271	$485	$2,485	$2,500	$-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,171)	$(1,629)	$(1,580)	$(1,542)	$(1,695)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	812	2,054	2,028	2,005	1,926
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	431	70	41	21	95
Due to the Manager for Insurance	(72)	(16)	(10)	(5)	(22)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	(479)	(479)	(479)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	1,485	1,985	1,985	984	1,853
Cash end of period	$1,485	$1,985	$1,985	$984	$1,853

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,567)	$-	$(1,649)	$(1,899)	$(1,600)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,867	-	1,991	2,185	1,928
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	12	-	(20)	66	(12)
Due to the Manager for Insurance	(8)	-	(18)	(48)	(12)
Income Taxes Payable	-	(2,711)	-	-	-
Accounts Payable	(304)	-	(304)	(304)	(304)
Net cash used in operating activities	-	(2,711)	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	(1,049)	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	(1,049)	-	-	-

Net change in cash	-	(3,760)	-	-	-
Cash beginning of year	1,984	3,760	4,989	2,500	2,000
Cash end of period	$1,984	$-	$4,989	$2,500	$2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,328)	$(1,740)	$(1,673)	$(1,650)	$(1,726)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,322	1,959	1,915	1,901	2,073
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	405	114	83	72	(15)
Due to the Manager for Insurance	(95)	(29)	(21)	(19)	(28)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(304)	(304)	(304)	(304)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	3,504	3,000	2,000	1,999	1,999
Cash end of period	$3,504	$3,000	$2,000	$1,999	$1,999

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,598)	$(1,715)	$(1,679)	$(1,383)	$(1,818)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,947	2,234	2,039	1,700	2,200
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	(22)	(15)	(36)	(7)	(42)
Due to the Manager for Insurance	(23)	(25)	(20)	(6)	(36)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(304)	(479)	(304)	(304)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	2,649	3,700	3,050	1,799	2,898
Cash end of period	$2,649	$3,700	$3,050	$1,799	$2,898

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,593)	$(1,578)	$(2,228)	$(1,659)	$(1,670)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,910	1,919	2,679	2,159	1,977
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	(1)	(19)	117	(2)	17
Due to the Manager for Insurance	(12)	(18)	(89)	(19)	(20)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(479)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(291)	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	(291)	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	(291)	-	-	-
Cash beginning of year	2,300	4,439	4,550	3,064	2,962
Cash end of period	$2,300	$4,148	$4,550	$3,064	$2,962

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,914)	$(1,554)	$(1,718)	$(1,556)	$(1,654)	$(1,849)	$(178,275)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,400	1,860	2,263	1,845	1,915	1,962	173,095
(Gain) / Loss on Sale of Assets	-	-	-	-	-	-	27,766
Loss on Impairment of Assets	-	-	-	-	-	-	75,000
Prepaid Insurance	(99)	5	(52)	(9)	(11)	36	2,676
Due to the Manager for Insurance	(83)	(7)	(76)	(7)	(18)	(43)	(958)
Income Taxes Payable	-	-	-	-	-	-	(9,457)
Accounts Payable	(304)	(304)	(417)	(273)	(232)	(106)	(16,752)
Net cash used in operating activities	-	-	-	-	-	-	73,095

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-	(300)	(3,933)
Proceeds from Sale of Assets	-	-	-	-	-	-	498,357
Net cash used in investing activities	-	-	-	-	-	(300)	494,424

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-	-	(337,134)
Contribution from Series to RSE Collection	-	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	-	(235,000)
Net cash used in financing activities	-	-	-	-	-	-	(572,134)

Net change in cash	-	-	-	-	-	(300)	(4,615)
Cash beginning of year	4,197	2,412	1,714	3,662	3,288	5,789	114,536
Cash end of period	$4,197	$2,412	$1,714	$3,662	$3,288	$5,489	$109,921

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,029)	$(2,100)	$(2,053)	$(2,657)	$(2,012)
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	2,131	2,198	2,050	2,651	2,010
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(2)	2	3	6	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(100)	(100)	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	-	-	-	(286)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	286	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	286	-

Net change in cash	-	-	-	-	-
Cash beginning of period	4,149	-	-	2,500	1,000
Cash end of period	$4,149	$-	$-	$2,500	$1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(912)	$(1,911)	$(2,417)	$(2,030)	$24,296
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	906	1,911	2,414	2,029	10,315
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	6	-	3	1	118
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	9,152
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	9,167

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Cash used in investing activities	-	(286)	(286)	-	227,214

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	(230,000)
Cash provided by / (used in) financing activities	-	-	-	-	(230,000)

Net change in cash	-	(286)	(286)	-	6,381
Cash beginning of period	1,271	771	2,771	2,500	2,771
Cash end of period	$1,271	$485	$2,485	$2,500	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,472)	$(1,991)	$(1,923)	$(1,868)	$(2,841)
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	1,467	1,990	1,925	1,869	2,163
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	5	1	(2)	(1)	3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(675)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(286)	(286)	(286)	(287)	-
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(286)	(286)	(286)	(287)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	(286)	(286)	(286)	(287)	(675)
Cash beginning of period	1,771	2,271	2,271	1,271	2,771
Cash end of period	$1,485	$1,985	$1,985	$984	$2,096

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,977)	$9,621	$(1,964)	$(2,158)	$(1,328)
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	2,025	1,057	1,937	2,208	1,312
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(9)	-	-	(50)	-
Insurance Payable	(39)	-	27	-	16
Income Taxes Payable	-	3,760	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(287)	(45,562)	(115,562)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Cash used in investing activities	(287)	14,438	(115,562)	(309,286)	(79,786)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	47,774	120,551	312,086	82,286
Due to the manager and other affiliates	-	-	-	-	1,000
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	(58,240)	-	-	-
Cash provided by / (used in) financing activities	-	(10,678)	120,551	311,786	82,786

Net change in cash	(287)	3,760	4,989	2,500	3,000
Cash beginning of period	2,271	-	-	-	-
Cash end of period	$1,984	$3,760	$4,989	$2,500	$3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,645)	$(1,759)	$(1,469)	$(1,232)	$(1,243)
Adjustments to reconcile net (loss) cash	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	1,996	1,862	1,545	1,299	1,221
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(351)	(103)	(76)	(67)	-
Insurance Payable	-	-	-	-	22
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)

Cash flow from financing activities:
Proceeds from sale of membership interests	616,716	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	(773)	(300)	(300)	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	615,943	189,301	138,465	122,286	184,801

Net change in cash	3,504	3,000	2,000	2,000	2,286
Cash beginning of period	-	-	-	-	-
Cash end of period	$3,504	$3,000	$2,000	$2,000	$2,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(959)	$(880)	$(502)	$(234)	$(581)	$(62,785)
Adjustments to reconcile net (loss) cash	-	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	919	859	452	223	542	61,358
(Gain) / Loss on Sale of Assets	-	-	-	-	-	(22,002)
Prepaid Insurance	-	-	-	-	-	(184)
Insurance Payable	40	21	50	11	39	(346)
Income Taxes Payable	-	-	-	-	-	12,912
Accounts Payable	-	-	-	-	-	(300)
Accrual of Interest	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(11,347)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-	(872,063)
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-
Investment in classic automobiles	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,062,316)
Proceeds from Sale of Assets	-	-	-	-	-	397,500
Cash used in investing activities	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,536,879)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636	2,466,512
Due to the manager and other affiliates	287	-	-	-	-	(484,972)
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-	-
Contribution by Manager	-	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Proceeds from Loans	-	-	-	-	-	-
Repayment of Loans	-	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	(398,240)
Cash provided by / (used in) financing activities	78,839	173,986	134,186	24,986	238,286	1,583,300

Net change in cash	3,036	3,700	3,900	2,986	3,286	35,074
Cash beginning of period	-	-	-	-	-	56,787
Cash end of period	$3,036	$3,700	$3,900	$2,986	$3,286	$91,861

Supplemental Cash Flow Information:
Interest Paid by Manager						$-
Non-cash Financing Activities:
Capital Contribution of certain amounts due to manager						$27,150

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of assets owned by the Company and each series (the “Asset Manager”). The Company’s core business is the identification, acquisition, marketing and management of collectible automobiles, collectively referred to as “Automobile Assets” or the “Asset Class,” for the benefit of the investors. The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series”). The Series assets referenced below may be referred to herein, collectively, as the “Underlying Assets.” and each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. The interests of all Series may collectively be referred to herein as the “Interests” and a purchaser of Interests in any Series (an “Investor” or “Interest Holder”) will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company collectively referred to herein as the “Offerings.” Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing (the “Closing”) of an Offering related to that particular Series are a single Underlying Asset (plus any cash reserves for future operating expenses (the “Operating Expenses”, as described in Note B(5)), as well as certain liabilities related to expenses pre-paid by the Manager), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest Holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B(5)). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the Closing of each successful Offering as compensation for identifying and managing the acquisition of the Underlying Asset (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Brokerage Fee: For all Series qualified up to March 6, 2019, except in the case of Series #77LE1, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 0.75% of the cash from Offering for facilitating the sale of securities. In the instance of #77LE1 and all Series qualified after March 6, 2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

Custody Fee: In respect to current Offerings, the custodian of Interests (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an Offering (the “Custody Fee”). In the case of the Offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement (the “Custody Agreement”)  was yet in place and as such, no Custody Fee was paid.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow (as described in Note F) is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $174,602 for the year ended December 31, 2019. On a total consolidated basis, the Company had sustained a net loss of $103,275 for the six-month period ended June 30, 2020 and had an accumulated deficit of $419,672 as of June 30, 2020. On a total consolidated basis, the Company has negative working capital of $903,771 and $1,188,530 as of June 30, 2020 and December 31, 2019, respectively, and an accumulated deficit of $419,672 and $316,397 as of June 30, 2020 and December 31, 2019.  Additionally, each listed Series for which an Underlying Asset was owned as of June 30, 2020 has incurred net loss since their respective dates of acquisition and have an accumulated deficit as of June 30, 2020.

All of the liabilities on the balance sheet as of June 30, 2020 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. As of June 30, 2020, the Company has negative working capital of approximately $0.9 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through June 30, 2020, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets.  Management’s plans anticipate that it will start to generate revenues by commercializing the collection in 2021. Each Series will continue to incur Operating Expenses (as described in Note B(5)) including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. The New York City showroom has been closed since March 2020 due to COVID-19, but is expected to reopen in the fourth quarter 2020. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of June 30, 2020.

At June 30, 2020 and December 31, 2019, the Company and the Series for which Closings had occurred, had the following cash balances:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Cash Balance
Applicable Series	Asset	6/30/2020	12/31/2019
#77LE1	1977 Lotus Esprit S1	$2,780	$2,780
#69BM1	1969 Boss 302 Mustang	4,149	4,149
#55PS1	1955 Porsche Speedster	2,214	2,214
#95BL1	1995 BMW M3 Lightweight	1,000	1,000
#89PS1	1989 Porsche 911 Speedster	1,271	1,271
#90FM1	1990 Ford Mustang 7Up Edition	485	485
#83FB1	1983 Ferrari 512 BBi	2,485	2,485
#98DV1	1998 Dodge Viper GTS-R	2,500	2,500
#06FS1	2006 Ferrari F430 Spider	-	9,152
#93XJ1	1993 Jaguar XJ220	1,485	1,485
#02AX1	2002 Acura NSX-T	1,985	1,985
#99LE1	1999 Lotus Esprit Sport 350	1,985	1,985
#91MV1	1991 Mitsubishi 3000VT GR4	984	984
#92LD1	1992 Lancia Delta Martini 5 Evo	1,853	1,853
#94DV1	1994 Dodge Viper RT/10	1,984	1,984
#00FM1	2000 Ford Mustang Cobra R	-	3,760
#72MC1	1972 Mazda Cosmo Sport	4,989	4,989
#06FG1	2006 Ford GT	2,500	2,500
#11BM1	2011 BMW 1M, 6-Speed Manual	2,000	2,000
#80LC1	1980 Lamborghini Countach Turbo	3,504	3,504
#02BZ1	2002 BMW Z8	3,000	3,000
#88BM1	1988 BMW E30 M3	2,000	2,000
#63CC1	1963 Chevrolet Corvette Split Window	1,999	1,999
#76PT1	1976 Porsche 911 Turbo Cabrera	1,999	1,999
#75RA1	1975 Renault Alpine A110 1300	2,649	2,649
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,700	3,700
#93FS1	1993 Ferrari 348TS Series Speciale	3,050	3,050
#90MM1	1990 Mazda Miata	1,799	1,799
#61JE1	1961 Jaguar E-Type	2,898	2,898
#88PT1	1988 Porsche 944 Turbo S	4,148	4,439
#65FM1	1965 Ford Mustang 2+2 Fastback	2,300	2,300
#94LD1	1994 Lamborghini Diablo SE30 Jota	4,550	4,550
#99SS1	1999 Shelby Series 1	3,064	3,064
#94FS1	1994 Ferrari 348 Spider	2,962	2,962
#61MG1	1961 Maserati 3500GT	4,197	4,197
#92CC1	1992 Chevrolet Corvette ZR1	2,412	2,412
#89FT1	1989 Ferrari Testarossa	1,714	1,714
#80PN1	1980 Porsche 928	3,662	3,662
#89FG2	1989 Ferrari 328 GTS	3,288	3,288
#88LL1	1988 Lamborghini LM002	5,489	5,789
Total Series Cash Balance		$101,031	$114,536
RSE Collection		8,890	-
Total Cash Balance		$109,921	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of RSE Collection is reserved to funding future pre-Closing Operating Expenses (as described in Note B(5))or acquisition expenses (the “Acquisition Expenses,” as described in Note B(6)), as the case may be. The cash on the books of each Series is reserved for funding of post-Closing Operating Expenses; during the six-month period ended June 30, 2020, the Manager paid for certain but not all pre- and post-Closing Operating Expenses and has elected not to be reimbursed. These payments for pre- and post-Closing Operating Expenses made by the Manager are accounted for as capital contributions, amounting to a total of $98,095 during the six-month period ended June 30, 2020 vs. a total of $61,358 during the six-month period ended June 30, 2019, which excludes a $9,152 capital contribution related to the sale of the Underlying Asset for Series #06FS1 in 2019.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B(5)) for individual Series, as has been the case for the majority of the Series for which Closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future Operating Expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or provide the Company or any Series with sufficient capital to meet its objectives.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial Offerings since its inception in 2016 and plans to continue to increase the number of initial Offerings going forward. The table below outlines all Offerings for which a Closing has occurred as of June 30, 2020. All Series, for which a Closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017
Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018
Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018
Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018
Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018
Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018
Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018
Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018
Series #00FM1 Interests	Series #00FM1	2000 Ford Mustang Cobra R	$49,500	December 21, 2018	January 4, 2019
Series #72MC1 Interests	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28, 2018	January 4, 2019
Series #06FG1 Interests	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019
Series #11BM1 Interests	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019
Series #80LC1 Interests	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019
Series #02BZ1 Interests	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019
Series #88BM1 Interests	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019
Series #63CC1 Interests	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019
Series #76PT1 Interests	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019
Series #75RA1 Interests	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019
Series #65AG1 Interests	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series #93FS1 Interests	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019
Series #61JE1 Interests	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019
Series #90MM1 Interests	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019
Series #65FM1 Interests	Series #65FM1	1965 Ford Mustang 2+2 Fastback	$82,500	May 3, 2019	July 18, 2019
Series #88PT1 Interests	Series #88PT1	1988 Porsche 944 Turbo S	$66,000	May 10, 2019	July 18, 2019
Series #94LD1 Interests	Series #94LD1	1994 Lamborghini Diablo SE30 Jota	$597,500	July 12, 2019	August 6, 2019
Series #99SS1 Interests	Series #99SS1	1999 Shelby Series 1	$137,500	September 4, 2019	September 11, 2019
Series #94FS1 Interests	Series #94FS1	1994 Ferrari 348 Spider	$145,000	September 12, 2019	September 17, 2019
Series #61MG1 Interests	Series #61MG1	1961 Maserati 3500GT	$340,000	September 20, 2019	September 30, 2019
Series #92CC1 Interests	Series #92CC1	1992 Chevrolet Corvette ZR1	$52,500	September 27, 2019	October 2, 2019
Series #89FT1 Interests	Series #89FT1	1989 Ferrari Testarossa	$180,000	October 4, 2019	October 11, 2019
Series #80PN1 Interests	Series #80PN1	1980 Porsche 928	$48,000	November 1, 2019	November 6, 2019
Series #89FG2 Interests	Series #89FG2	1989 Ferrari 328 GTS	$127,500	November 8, 2019	November 14, 2019
Series #88LL1 Interests	Series #88LL1	1988 Lamborghini LM002	$292,000	November 18, 2019	December 8, 2019
Total at 06/30/2020	42 Series		$7,435,700
Total at 06/30/2019	31 Series		$5,367,200

See Note I, Subsequent Events for additional details on Closings of initial Offerings after June 30, 2020

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

The Company received take-over offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances, as was the case with the 2003 Porsche 911 GT2 and the 1990 Mercedes 190E 2.5-16 Evo II, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled.

In the six-month period ended June 30, 2020, the Company sold 1 Underlying Asset vs. 3 in the six-month period ended June 30, 2019.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Total Initial Offering Price / Per Interest	Total Distribution to Interest Holders / Per Interests	Commentary
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$49,500 / $24.75	$58,240 / $29.12

$60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	Initial Purchase Price $137,000

$110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the Offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated Offering.

#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$199,000 / $39.80	$ 230,000 / $46.00

$227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

1990 Mercedes 190E 2.5-16 Evo II (1)		01/31/2020	$235,000	Initial Purchase Price $251,992

$235,000 acquisition offer for 1990 Mercedes 190E 2.5-16 Evo II accepted on 01/31/2020, prior to the launch of the Offering (the Underlying Asset) was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated Offering.

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series.

(2)Solely in the case of Series #06FS1, the Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Sale of the 2000 Ford Mustang Cobra R:

The Company received an acquisition offer for the Underlying Asset of Series #00FM1, the 2000 Ford Mustang Cobra R for $60,000 vs. the initial purchase price of $43,000 for a gain on sale of $14,438, net of $2,562 of capitalized Acquisition Expenses (as described in Note B(6)). The Company accepted the acquisition offer on April 15, 2019 and distributed cash to Interest Holders on April 24, 2019.

The Manager originally estimated income taxes payable related to the sale of the Underlying Asset at $3,760. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $2,711.

Total distribution to Interest Holders was $58,240 or $29.12 per Interest vs the initial Offering price of $49,500 or $24.75 per Interest.

Series #00FM1 has been dissolved upon payment of all tax liabilities of $2,711. Remaining cash on the balance sheet has been paid to the Manager.

Sale of the 2003 Porsche 911 GT2:

The Company received an acquisition offer for the 2003 Porsche 911 GT2 for $110,000 vs. the initial purchase price of $137,000 for a loss on sale of $27,150, net of $150 of capitalized Acquisition Expenses  (as described in Note B(6)), which was recorded in the six-month period ended June 30, 2019. The Company accepted the acquisition offer on April 17, 2019 and distributed cash to the Manager on December 31, 2019. At the time of the sale, no Offering for a Series related to the 2003 Porsche 911 GT2 had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no Interest Holders received any distributions.

Proceeds from the sale were used to pay-down $110,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $27,150 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated Offering for a Series related to the 2003 Porsche 911 GT2 was cancelled upon the sale.

Series #03PG1 has been dissolved upon payment of all currently tax liabilities of $50.

Sale of the 2006 Ferrari F430 Spider "Manual":

The Company received an acquisition offer for the Underlying Asset of Series #06FS1, the 2006 Ferrari F430 Spider "Manual" for $227,500 vs. the initial purchase price of $192,500 for a gain on sale of $34,714, net of $286 of capitalized Acquisition Expenses  (as described in Note B(6)), which was recorded in the six-month period ended June 30, 2019. The Company accepted the acquisition offer on May 10, 2019 and distributed cash to Interest Holders on May 23, 2019.

The Manager originally estimated income taxes payable related to the sale of the Underlying Asset at $9,152. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $6,746. As a result, the Series repaid the Manager the excess capital contribution of $2,406 in 2020.

Total distribution to Interest Holders was $230,000 or $46.00 per Interest vs the initial Offering price of $199,000 or $39.80 per Interest.

Series #06FS1 has been dissolved upon payment of tax liabilities of $6,746. Remaining cash on the balance sheet has been paid back to the Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Sale of the 1990 Mercedes 190E 2.5-16 Evo II:

The Company received an acquisition offer for the 1990 Mercedes 190E 2.5-16 Evo II for $235,000 vs. the initial purchase price of $251,992 for a loss on sale of $27,776, including a write off of $10,773 of capitalized Acquisition Expenses  (as described in Note B(6)). The Company accepted the acquisition offer on January 31, 2020 and distributed cash to the Manager on February 3, 2020. At the time of the sale, no Offering for a Series related to the 1990 Mercedes 190E 2.5-16 Evo II had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no Interest Holders received any distributions.

Proceeds from the sale were used to pay-down $235,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $16,992 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated Offering for a Series related to the 1990 Mercedes 190E 2.5-16 Evo II was cancelled upon the sale.

Series #90ME1 will be dissolved upon payment of all currently tax liabilities of $50.

Sale of the 1972 Ferrari 365 GTC/4:

On August 31, 2020, the Company received an offer for the 1972 Ferrari 365 GTC/4, for $200,000 vs. the initial purchase price of $275,000 for a loss on sale of $75,987, net of $987 of capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Company to sell the 1972 Ferrari 365 GTC/4. In evaluating the offer, the Company took into account current market conditions and the amount of cash that would be liberated from the sale of the 1972 Ferrari 365 GTC/4. The purchase and sale agreement was executed on September 10, 2020. At the time of the sale, no Offering for a Series related to the 1972 Ferrari 365 GTC/4 had occurred. As such the Underlying Asset was not yet owned by any Series and no Interest Holders received any distributions.

The Company realized a loss on impairment of $75,000 due to the sale of the 1972 Ferrari 365 GTC/4. Although the sale was consummated in September 2020, the Company has decided that the conditions for impairment were already apparent in the six-month period ended June 30, 2020 and has reflected the charge in the financials for the six-month period ended June 30, 2020 accordingly.

See Note I, Subsequent Events for additional details on asset dispositions after June 30, 2020.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with the instructions to Form 1-SA and in conformity with generally accepted accounting principles in the United States of America (“US GAAP” or “GAAP”) applicable to interim financial information. Accordingly, the information presented in the interim financial statements does not include all information and disclosures necessary for a fair presentation of RSE Collection, LLC’s financial position, results of operations and cash flows in conformity with GAAP for annual financial statements. In the opinion of management, these financial statements reflect all adjustments consisting of normal recurring accruals, necessary for a fair statement of financial position, results of operations and cash flows for such periods. The results of operations for any interim period are not necessarily indicative of the results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in RSE Collection, LLC’s Form 1-K for the fiscal year ended December 31, 2019.

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (the “Offering Circular”) (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other Offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s Offering Circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents. The Company had no cash equivalents at June 30, 2020 or December 31, 2019.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Offering Expenses that are incurred prior to the Closing of an Offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete Offering Expenses related to a particular Series’ Offering, the Manager has also incurred legal, accounting, user compliance expenses and other Offering related expenses during the six-month period ended June 30, 2020 and June 30, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of Offerings. The Manager treats these expenses as Operating Expenses (as described in Note B(5))related to the Manager’s business and will not be reimbursed for these through any activities or Offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Assets location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense, (as described in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses.”  We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Pre Closing expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,631 for the six-month period ended June 30, 2020 vs $21,276 for the six-month period ended June 30, 2019.

During the six-month period ended June 30, 2020 vs. the six-month period ended June 30, 2019, RSE Collection incurred pre-Closing Operating Expenses and the following Series had closed Offerings and incurred post-Closing Operating Expenses per the table below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

Operating Expenses
Applicable Series	Asset	6/30/2020	6/30/2019
#77LE1	1977 Lotus Esprit S1	$1,596	$1,955
#69BM1	1969 Boss 302 Mustang	1,649	2,029
#85FT1	1985 Ferrari Testarossa	1,716	2,100
#88LJ1	1988 Lamborghini Jalpa	1,684	2,053
#55PS1	1955 Porsche Speedster	2,065	2,657
#95BL1	1995 BMW M3 Lightweight	1,645	2,012
#89PS1	1989 Porsche 911 Speedster	1,713	912
#90FM1	1990 Ford Mustang 7Up Edition	1,518	1,911
#83FB1	1983 Ferrari 512 BBi	1,931	2,417
#98DV1	1998 Dodge Viper GTS-R	1,656	2,030
#06FS1	2006 Ferrari F430 Spider	-	1,266
#93XJ1	1993 Jaguar XJ220	1,171	1,472
#02AX1	2002 Acura NSX-T	1,629	1,991
#99LE1	1999 Lotus Esprit Sport 350	1,580	1,923
#91MV1	1991 Mitsubishi 3000VT GR4	1,542	1,868
#92LD1	1992 Lancia Delta Martini 5 Evo	1,695	2,841
#94DV1	1994 Dodge Viper RT/10	1,567	1,977
#00FM1	2000 Ford Mustang Cobra R	-	1,057
#72MC1	1972 Mazda Cosmo Sport	1,649	1,964
#06FG1	2006 Ford GT	1,899	2,158
#11BM1	2011 BMW 1M, 6-Speed Manual	1,600	1,328
#80LC1	1980 Lamborghini Countach Turbo	2,328	1,645
#02BZ1	2002 BMW Z8	1,740	1,759
#88BM1	1988 BMW E30 M3	1,673	1,469
#63CC1	1963 Chevrolet Corvette Split Window	1,650	1,232
#76PT1	1976 Porsche 911 Turbo Cabrera	1,726	1,243
#75RA1	1975 Renault Alpine A110 1300	1,598	959
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	1,715	880
#93FS1	1993 Ferrari 348TS Series Speciale	1,679	502
#90MM1	1990 Mazda Miata	1,383	233
#61JE1	1961 Jaguar E-Type	1,818	581
#88PT1	1988 Porsche 944 Turbo S	1,578
#65FM1	1965 Ford Mustang 2+2 Fastback	1,593
#94LD1	1994 Lamborghini Diablo SE30 Jota	2,228
#99SS1	1999 Shelby Series 1	1,659
#94FS1	1994 Ferrari 348 Spider	1,670
#61MG1	1961 Maserati 3500GT	1,914
#92CC1	1992 Chevrolet Corvette ZR1	1,554
#89FT1	1989 Ferrari Testarossa	1,718
#80PN1	1980 Porsche 928	1,556
#89FG2	1989 Ferrari 328 GTS	1,654
#88LL1	1988 Lamborghini LM002	1,849
RSE Collection		7,631	21,276
Total Operating Expenses		$75,419	$71,700

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Solely in the case of the Series with closed Offerings listed in the table above, the Manager has elected that the post-Closing Operating Expenses for the six-month period ended June 30, 2020 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series. The Manager had made the same election for the post-Closing Operating Expenses incurred during the six-month period ended June 30, 2019.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses”, which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a Closing, such as registration fees or fees related to the transportation of an Underlying Asset from the Asset seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired Underlying Asset after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering. In case of a Closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future Operating Expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in Underlying Assets. For the six-month period ended June 30, 2020, the total investment in Underlying Assets was $591 vs. $1,527,531 during the same six months in 2019. Driven by a lower number of Underlying Assets acquired during the six-month period ended June 30, 2020. The values for the respective six months periods exclude $262,766 related to Underlying Assets sold in the six-month period ended June 30, 2020 and $375,498 related to Underlying Assets sold in the six-month period ended June 30, 2019. This brings the total investment in Underlying Assets to $7,900,378 from inception of the Company in August of 2016 through June 30, 2020, excluding $638,264 related to Underlying Assets that were subsequently sold. See “Note A - Description Of Organization and Business Operations” for additional details on asset dispositions.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $591 of investments during the six-month period ended June 30, 2020, $0 were related to the purchase price of, or down payments on Underlying Assets, excluding $262,766 related to the Underlying Assets sold, vs. $1,543,769 during the same period in 2019, excluding $375,498 related to Underlying Assets sold. This brings the total spent on purchase price and down-payments at June 30, 2020 to $7,778,365, since the inception of the Company in August of 2016 vs. $6,977,253 at June 30, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the Closing of an Offering, are initially funded by the Manager but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation costs to transport the Underlying Asset from the Asset Seller to the Company’s facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the six-month period ended June 30, 2020, $591 of Acquisition Expenses related to the registration, transportation, inspection, repair of Underlying Assets and other acquisition related expenses were incurred, excluding $10,773 related to Underlying Assets sold vs. $28,762 during the same period in 2019, excluding $2,998 related to Underlying Assets sold. This brings the total Acquisition Expenses at June 30, 2020 to $112,013, since the inception of the Company in August of 2016 vs. $103,558 at June 30, 2019. The Acquisition Expenses for the six-month period ended June 30, 2020 decreased in amount to those for the six months ended June 30, 2019 because of the lower number of Underlying Assets purchased in the six-month period ended June 30, 2020.

The total investment in Underlying Assets since the inception of the Company in August of 2016 is as follows, excluding the total investments of any Series for which the Underlying Assets have been sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of 6/30/2020
Capitalized Costs
Applicable Series		Asset	Purchase Price / Down payment	Transpor-tation	Main-tenance / Repair	Improve-ments	Regis-tration	Other	Total

#77LE1	(1,4)	1977 Lotus Esprit S1	$ 69,400	$ 550	$ -	$ -	$ 237	$ -	$ 70,187
#69BM1	(1)	1969 Boss 302 Mustang	102,395	2,600	1,000	-	271	-	106,266
#85FT1	(1)	1985 Ferrari Testarossa	172,500	2,498	557	-	271	-	175,826
#88LJ1	(1)	1988 Lamborghini Jalpa	127,176	1,650	720	2,565	271	-	132,382
#55PS1	(1)	1955 Porsche Speedster	405,000	2,100	400	-	286	600	408,386
#93XJ1	(1)	1993 Jaguar XJ220	460,000	1,200	-	26,500	286	600	488,586
#83FB1	(1)	1983 Ferrari 512 BBi	330,000	1,200	1,320	-	286	-	332,806
#89PS1	(1)	1989 Porsche 911 Speedster	160,000	-	-	-	-	-	160,000
#90FM1	(1)	1990 Ford Mustang 7Up Edition	14,500	-	-	-	286	-	14,786
#95BL1	(1)	1995 BMW M3 Lightweight	112,500	1,195	-	75	421	350	114,541
#98DV1	(1)	1998 Dodge Viper GTS-R	120,000	1,895	-	649	-	-	122,544
#02AX1	(1)	2002 Acura NSX-T	100,000	1,500	-	-	286	-	101,786
#99LE1	(1)	1999 Lotus Esprit Sport 350	62,100	1,300	-	585	286	-	64,271
#91MV1	(1)	1991 Mitsubishi 3000VT GR4	33,950	800	-	400	287	-	35,437
#94DV1	(1)	1994 Dodge Viper RT/10	52,500	-	-	-	287	-	52,787
#92LD1	(1)	1992 Lancia Delta Martini 5 Evo	146,181	10,514	-	964	243	-	157,902
#72MC1	(1)	1972 Mazda Cosmo Sport	115,000	265	-	-	297	-	115,562
#06FG1	(1)	2006 Ford GT	309,000	-	-	-	286	-	309,286
#11BM1	(1)	2011 BMW 1M, 6-Speed Manual	78,500	1,000	-	-	286	-	79,786
#80LC1	(1)	1980 Lamborghini Countach Turbo	610,000	1,950	207	-	282	-	612,439
#02BZ1	(1)	2002 BMW Z8	185,000	525	-	490	286	-	186,301
#88BM1	(1)	1988 BMW E30 M3	135,000	525	239	415	286	-	136,465
#63CC1	(1)	1963 Chevrolet Corvette Split Window	120,000	-	-	-	286	-	120,286
#76PT1	(1)	1976 Porsche 911 Turbo Cabrera	179,065	2,500	500	450	287	-	182,802
#75RA1	(1)	1975 Renault Alpine A110 1300	75,000	250	-	266	287	100	75,903
#65AG1	(1)	1965 Alfa Romeo Giulia Sprint Speciale	170,000	-	-	-	286	-	170,286
#93FS1	(1)	1993 Ferrari 348TS Series Speciale	130,000	850	-	-	286	-	131,136
#90MM1	(1)	1990 Mazda Miata	22,000	900	-	-	287	-	23,187
#61JE1	(1)	1961 Jaguar E-Type	235,000	-	-	-	288	100	235,388
#88PT1	(1)	1988 Porsche 944 Turbo S	61,875	905	-	-	291	-	63,071
#65FM1	(1)	1965 Ford Mustang 2+2 Fastback	75,000	700	-	-	297	-	75,997
#94LD1	(1)	1994 Lamborghini Diablo SE30 Jota	570,000	1,950	-	-	286	-	572,236
#99SS1	(1)	1999 Shelby Series 1	126,575	1,650	716	-	286	-	129,227
#94FS1	(1)	1994 Ferrari 348 Spider	135,399	2,795	-	-	288	-	138,482
#61MG1	(1)	1961 Maserati 3500GT	325,000	-	-	303	287	-	325,590
#92CC1	(1)	1992 Chevrolet Corvette ZR1	45,000	900	-	-	288	-	46,188
#89FT1	(1)	1989 Ferrari Testarossa	172,500	2,350	-	-	286	-	175,136
#80PN1	(1)	1980 Porsche 928	45,750	1,350	-	-	288	-	47,388
#89FG2	(1)	1989 Ferrari 328 GTS	118,500	775	-	-	287	-	119,562
#88LL1	(1)	1988 Lamborghini LM002	275,000	2,225	-	300	286	-	277,811
#87FF1	(2)	1987 Ferrari 412	11,000	-	-	-	-	-	11,000
#82AV1	(2)	1982 Aston Martin V8 Vantage	285,000	-	-	1,078	286	-	286,364
#72FG2	(2)	1972 Ferrari 365 GTC/4	200,000	700	-	-	287	-	200,987
#86FT1	(2)	1986 Ferrari Testarossa	-	-	529	-	-	-	529
#95FF1	(2)	1995 Ferrari 355 Spider	105,000	3,200	-	-	288	-	108,488
#03SS1	(2)	2003 Saleen S7	330,000	2,750	-	-	-	-	332,750

Total			$ 7,713,365	$ 60,017	$ 6,188	$ 35,040	$ 11,768	$ 1,750	$ 7,828,128

Capitalized Costs 2016			298,971	2,650	-	-	-	-	301,621
Capitalized Costs 2017			202,500	4,648	2,677	15,065	1,050	600	226,540
Capitalized Costs 2018			4,932,013	26,905	2,252	17,578	421	950	4,980,119
Capitalized Costs 2019			2,606,874	33,533	1,259	2,097	10,310	200	2,654,273
Capitalized Costs 1H 2020			(326,993)	(7,719)	-	300	(13)	-	(334,425)
Grand Total			$ 7,713,365	$ 60,017	$ 6,188	$ 35,040	$ 11,768	$ 1,750	$ 7,828,128

Note: Excludes $262,766 of capitalized acquisitions costs related to Underlying Assets sold in during the six-month period ended June 30, 2020 vs. $375,498 related to Underlying Assets sold during the same period in 2019.

(1)Offering for Series Interests closed at June 30, 2020 and Underlying Asset owned by applicable Series.

(2)At June 30, 2020 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

(3)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful Closing of an Offering for a particular Series are calculated by taking the amount of membership Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of any successfully closed Offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an Offering does not close. At June 30, 2020, the following Offerings for Series Interests had closed:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Distributions	Total
#77LE1	1977 Lotus Esprit S1	4/13/2017	$ 77,700	$ 1,049	$ 3,443	$ -	$ -	$ 73,208
#69BM1	1969 Boss 302 Mustang	2/7/2018	115,000	778	2,986	-	-	111,236
#85FT1	1985 Ferrari Testarossa	2/16/2018	165,000	1,117	-	-	-	163,883
#55PS1	1955 Porsche Speedster	6/6/2018	425,000	2,869	-	-	-	422,131
#93XJ1	1993 Jaguar XJ220	11/6/2018	495,000	3,487	-	3,713	-	487,801
#83FB1	1983 Ferrari 512 BBi	9/5/2018	350,000	2,522	9,162	2,625	-	335,691
#89PS1	1989 Porsche 911 Speedster	7/31/2018	165,000	470	1,771	1,238	-	161,521
#90FM1	1990 Ford Mustang 7Up Edition	7/31/2018	16,500	90	464	500	-	15,446
#95BL1	1995 BMW M3 Lightweight	7/12/2018	118,500	870	-	889	-	116,742
#98DV1	1998 Dodge Viper GTS-R	10/11/2018	130,000	954	2,314	975	-	125,757
#06FS1	2006 Ferrari F430 Spider	10/19/2018	199,000	1,463	774	1,493	195,271	-
#02AX1	2002 Acura NSX-T	11/30/2018	108,000	793	1,944	810	-	104,452
#99LE1	1999 Lotus Esprit Sport 350	12/4/2018	69,500	510	1,770	521	-	66,699
#91MV1	1991 Mitsubishi 3000VT GR4	12/7/2018	38,000	279	600	500	-	36,621
#94DV1	1994 Dodge Viper RT/10	12/26/2018	57,500	388	1,841	500	-	54,771
#92LD1	1992 Lancia Delta Martini 5 Evo	12/26/2018	165,000	1,114	2,219	1,238	-	160,430
#00FM1	2000 Ford Mustang Cobra R	1/4/2019	49,500	364	862	500	47,774	-
#72MC1	1972 Mazda Cosmo Sport	1/4/2019	124,500	542	2,474	934	-	120,551
#06FG1	2006 Ford GT	1/8/2019	320,000	2,316	3,198	2,400	-	312,086
#11BM1	2011 BMW 1M, 6-Speed Manual	1/25/2019	84,000	567	517	630	-	82,286
#80LC1	1980 Lamborghini Countach Turbo	2/11/2019	635,000	4,305	9,216	4,763	-	616,716
#02BZ1	2002 BMW Z8	2/11/2019	195,000	1,316	2,620	1,463	-	189,601
#88BM1	1988 BMW E30 M3	2/25/2019	141,000	952	226	1,058	-	138,765
#63CC1	1963 Chevrolet Corvette Split Window	3/18/2019	126,000	916	1,553	945	-	122,586
#76PT1	1976 Porsche 911 Turbo Cabrera	3/22/2019	189,900	1,382	1,793	1,424	-	185,301
#75RA1	1975 Renault Alpine A110 1300	4/9/2019	84,000	586	3,732	630	-	79,052
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	4/16/2019	178,500	1,272	1,903	1,339	-	173,986
#93FS1	1993 Ferrari 348TS Series Speciale	4/22/2019	137,500	1,011	1,272	1,031	-	134,186
#90MM1	1990 Mazda Miata	4/26/2019	26,600	196	918	500	-	24,986
#61JE1	1961 Jaguar E-Type	4/26/2019	246,000	1,661	3,858	1,845	-	238,636
#88PT1	1988 Porsche 944 Turbo S	7/23/2019	66,000	495	-	500	-	65,005
#65FM1	1965 Ford Mustang 2+2 Fastback	7/23/2019	82,500	619	1,966	619	-	79,297
#94LD1	1994 Lamborghini Diablo SE30 Jota	8/19/2019	597,500	4,481	11,251	4,481	-	577,286
#99SS1	1999 Shelby Series 1	9/12/2019	137,500	1,375	1,815	1,031	-	133,279
#94FS1	1994 Ferrari 348 Spider	9/18/2019	145,000	1,450	669	1,088	-	141,794
#61MG1	1961 Maserati 3500GT	9/30/2019	340,000	2,550	4,613	2,550	-	330,287

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#92CC1	1992 Chevrolet Corvette ZR1	10/2/2019	52,500	525	2,875	500	-	48,600
#89FT1	1989 Ferrari Testarossa	10/11/2019	180,000	1,800	-	1,350	-	176,850
#80PN1	1980 Porsche 928	11/6/2019	48,000	480	-	500	-	47,020
#89FG2	1989 Ferrari 328 GTS	11/14/2019	127,500	1,275	1,719	956	-	123,550
#88LL1	1988 Lamborghini LM002	12/9/2019	292,000	2,920	3,115	2,190	-	283,775
Total			$ 7,435,700	$ 55,021	$ 92,030	$ 50,226	$ 243,045	$ 6,995,378

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at Closing of Offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Underlying Assets for #06FS1 and #00FM1 were sold and membership distributions to Interest holders were made.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of June 30, 2020.

RSE Collection, LLC, as the master Series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership Interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  Each of the loans and related interest have been paid by the Company through proceeds of the Offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, the Underlying Assets was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset.

As of June 30, 2020, and as of December 31, 2019, no loans to the Company were outstanding to either officers or affiliates of the Manager.

NOTE D –DEBT

The Asset Manager together with the Company Asset Manager, entered into a $1.5 million line of credit LoC with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of Underlying Assets using the LoC, with the Underlying Assets as collateral. However, the Company did not draw any amounts under the LoC until July 24, 2019 and as such had no outstanding balances or interest paid at June 30, 2019. On December 20, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90 with an initial borrowing capacity of $2.25 million. On May 15, 2020, the DM was expanded to a borrowing capacity of $3.25 million. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any Underlying Asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM.

The table below outlines the debt balance at June 30, 2020 vs. December 31, 2019:

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$1,560,000
At 6/30/2020	$3,250,000

As of June 30, 2020, $3,250,000 debt was outstanding and interest of $160,583 had been incurred under the DM during the six-month period ended June 30, 2020. Of the outstanding borrowings at June 30, 2020, $995,000 were related to Underlying Assets and the remainder to assets of the affiliate of the Asset Manager or remained in cash.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of June 30, 2020 , we have not yet generated any revenues directly attributable to the Company or any Series to date. In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise. In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such Underlying Assets.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the Underlying Assets will be allocated amongst the Series whose Underlying Assets are part of the commercialization events, based on the value of the Underlying Asset. No revenues attributable directly to the Company or any Series have been generated during the six-month period ended June 30, 2020 and 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an Offering (as described in Note B(7)) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series. For the Offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no Custody Agreement was in place prior to the close of the Offerings, and as such, no Custody Fee was due at the time of Closing. Should a Custody Fee become applicable for these Offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent Offerings, the Custody Fee will be paid for from the proceeds of the Offering.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs, transportation, professional fees and marketing and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage and transportation: based on the number of Underlying Assets

▪Professional fees: $100 per Series per month

NOTE F – FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (as described below) (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to Interest Holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow (as described below) in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of June 30, 2020, and December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series. The Company did make distributions to Interest Holders related to sale of Underlying Assets as described in “Asset Dispositions” in “Note A - Description Of Organization and Business Operations.”

NOTE G – INCOME TAX

As of June 30, 2020, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the six-month period ended June 30, 2020 and June 30, 2019, respectively, has been recorded for any individual Series as all individual Series incurred net losses, except as detailed below. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at June 30, 2020 and December 31, 2019 are fully offset by a valuation allowance (other than for Series #00FM1, #06FS1, 2003 Porsche 911 GT2 and 1990 Mercedes 190E 2.5-16 Evo II as described below), and therefore, no tax benefit applicable to the loss for each individual Series for the six-month period ended June 30, 2020 has been recognized. Losses incurred after January 1, 2018 do not expire for federal income tax purposes

1990 Mercedes 190E 2.5-16 Evo II sold its primary operating asset in the six-month period ended June 30, 2020 prior to the launch of an Offering for such Underlying Asset and as such the asset was still on the books of the Company at the time of the sale and any tax implications of the sale accrue to the Company as it is considered a partnership for tax purposes (see Note A). Since the asset was sold for a loss there are no significant tax implications.

Reconciliation of the benefit expense for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Collection has elected to be treated as a partnership; thus, for the six-month period ended June 30, 2020 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

NOTE I - SUBSEQUENT EVENTS

Asset Disposition

Sale of the 1972 Ferrari 365 GTC/4

On August 31, 2020, the Company received an offer for the 1972 Ferrari 365 GTC/4, for $200,000 vs. the initial purchase price of $275,000 for a loss on sale of $75,987, net of $987 of capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Company to sell the 1972 Ferrari 365 GTC/4. In evaluating the offer, the Company took into account current market conditions and the amount of cash that would be liberated from the sale of the 1972 Ferrari 365 GTC/4. The purchase and sale agreement was executed on September 10, 2020. At the time of the sale, no Offering for a Series related to the 1972 Ferrari 365 GTC/4 had occurred. As such the Underlying Asset was not yet owned by any Series and no Interest Holders received any distributions.

The Company realized a loss on impairment of $75,000 due to the sale of the 1972 Ferrari 365 GTC/4. Although the sale was consummated in September 2020, the Company has decided that the conditions for impairment were already apparent in the six-month period ended June 30, 2020 and has reflected the charge in the financials for the six-month period ended June 30, 2020 accordingly.

Sale of the 2003 Saleen S7

On September 21, 2020, the Company received an offer for Series Saleen S7, the Underlying Asset for Series #03SS1 in the amount of $420,000 vs the initial purchase price of $330,000 for a gain on sale of $87,250, net of $2,750 capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series Saleen S7. The purchase and sale agreement was executed on September 27, 2020.

Subsequent Offerings

The table below shows all Offerings, which have closed after the date of the financial statements through September 28, 2020.

Series / Series Name	Underlying Asset	Maximum Offering Size	Opening Date	Closing Date
#03SS1 / Series Saleen S7	2003 Saleen S7	$ 375,000	7/6/2020	9/22/2020

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Third Amended and Restated Operating Agreement (3)

Exhibit 2.3 – First Amendment to the Third Amended and Restated Limited Liability Company Agreement (5)

Exhibit 2.4 – Second Amendment to the Third Amended and Restated Limited Liability Company Agreement (6)

Exhibit 2.5 – Third Amendment to the Third Amended and Restated Limited Liability Company Agreement (7)

Exhibit 2.6 – Fourth Amendment to the Third Amended and Restated Limited Liability Company Agreement (8)

Exhibit 3.1 – Standard Form of Series Designation (6)

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement (8)

Exhibit 6.1 – Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Broker of Record Agreement (5)

Exhibit 6.3 - Upper90 Secured Demand Promissory Term Note (9)

Exhibit 6.4 – Amended and Restated Upper90 Secured Demand Promissory Term Note

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (5)

Exhibit 8.2 - Custodian Agreement with DriveWealth, LLC (9)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

(4)Previously filed as an Exhibit to Amendment 14 to the Company’s Form 1-A POS filed with the Commission on May 3, 2019

(5)Previously filed as an Exhibit to Form 1-U filed with the Commission on June 12, 2019

(6)Previously filed as an Exhibit to Amendment 15 to the Company’s Form 1-A POS filed with the Commission on July 8, 2019

(7)Previously filed as an Exhibit to Amendment 16 to the Company’s Form 1-A POS filed with the Commission on August 29, 2019

(8)Previously filed as an Exhibit to Amendment 18 to the Company’s Form 1-A POS filed with the Commission on October 11, 2019

(9)Previously filed as an Exhibit to the Company’s Form 1-K filed with the Commission on April 29, 2020

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	September 28, 2020

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	September 28, 2020
RSE MARKETS, INC. By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	September 28, 2020